Ace Securities Corp. Home Equity Loan Trust, Series 2006-HE1

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

Free writing prospectus
Ace Securities Corp

$2,451,890,000 (Approximate)
Home Equity Loan Trust Series 2006-HE1

Ace Securities Corp (Depositor)

[DEUTSCHE BANK LOGO]

February 9, 2006

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc. (“DBSI”) toll-free at 1-800 503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED February 9, 2006

Ace Securities Corp.

Home Equity Loan Trust, Series 2006-HE1

$2,451,890,000 (Approximate)

Subject to 10% variance

Structure Overview
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S/M/F
Offered Certificates:
A-1A	$758,705,000	Float	2.06	1 - 79	0	ACT/360	February 2036	AAA / Aaa / AAA
A-1B1	417,082,000	Float	2.09	1 - 79	0	ACT/360	February 2036	AAA / Aaa / AAA
A-1B2	104,270,000	Float	2.09	1 - 79	0	ACT/360	February 2036	AAA / Aaa / AAA
A-2A	355,893,000	Float	1.00	1 - 22	0	ACT/360	February 2036	AAA / Aaa / AAA
A-2B	127,296,000	Float	2.00	22 - 29	0	ACT/360	February 2036	AAA / Aaa / AAA
A-2C	88,336,000	Float	3.00	29 - 60	0	ACT/360	February 2036	AAA / Aaa / AAA
A-2D	78,251,000	Float	6.22	60 - 79	0	ACT/360	February 2036	AAA / Aaa / AAA
M-1	101,370,000	Float	5.01	49 - 79	0	ACT/360	February 2036	AA+ / Aa1 / AA+
M-2	92,500,000	Float	4.79	45 - 79	0	ACT/360	February 2036	AA+ / Aa2 / AA+
M-3	57,021,000	Float	4.68	43 - 79	0	ACT/360	February 2036	AA / Aa3 / AA
M-4	48,151,000	Float	4.62	42 - 79	0	ACT/360	February 2036	AA / A1 / AA
M-5	45,617,000	Float	4.58	41 - 79	0	ACT/360	February 2036	AA- / A2 / AA-
M-6	41,815,000	Float	4.55	40 - 79	0	ACT/360	February 2036	A+ / A3 / A+
M-7	40,548,000	Float	4.52	39 - 79	0	ACT/360	February 2036	A / Baa1 / A
M-8	36,747,000	Float	4.50	39 - 79	0	ACT/360	February 2036	A / Baa2 / A
M-9	26,610,000	Float	4.48	38 - 79	0	ACT/360	February 2036	BBB+ / Baa3 / BBB+
M-10	31,678,000	Float	4.47	38 - 79	0	ACT/360	February 2036	BBB / Ba1 / BBB
Total Certificates	$2,451,890,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans

100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:

The Class A-1A Certificates and the Class A-1B1 and Class A-1B2 Certificates (collectively, the “Class A-1B Certificates” and together with the Class A-1A Certificates , the “Class A-1 Certificates”) and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates” and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, and Class M-10 Certificates (collectively, the “Mezzanine Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (“Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming balances (“Group II Mortgage Loans”).

Transaction Overview
Certificates (Continued):

The Group I Mortgage Loans will be further divided into 2 groups, the Group IA Mortgage Loans and the Group IB Mortgage Loans. The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are also referred to herein collectively as the “Offered Certificates.” The pass-through rates on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:

As of the Cut-off Date, the Mortgage Loans will consist of approximately [12,403] adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $[2,534,251,921] as of the Cut-off Date subject to a permitted variance of +/- 10%. The Mortgage Loans will be separated into three groups. The Group IA Mortgage Loans will represent approximately [6,040] conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $[996,329,489], the Group IB Mortgage Loans will represent approximately [3,526] conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $[684,638,173] and the Group II Mortgage Loans will represent approximately [2,837] conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $[853,284,260].

Class A Certificates:	Class A-1A, Class A-1B1, Class A-1B2, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Depositor:	Ace Securities Corp. (“Ace”)

Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
	Fremont Investment and Loan	$1,919,813,424	75.75%
	OwnIt Mortgage	274,129,264	10.82
	Other	340,309,233	13.43
	Total	$2,534,251,921	100.00%

Master Servicer:	Wells Fargo Bank, National Association

Servicers:	Wells Fargo Bank, National Association (“Wells Fargo”) (approximately 82.97%) and Ocwen Loan Servicing, LLC (“Ocwen”) (approximately 17.03%).

Credit Enhancer for the Class A-1B2 Certificates:	TBD

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	February 1, 2006

Expected Pricing:	Week of February 13, 2006

Expected Closing Date:	On or about February 28, 2006

Record Date:	The Record Date for the Certificates will be the business day immediately preceding the related Distribution Date.

Transaction Overview (Cont.)
Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in March 2006.

Determination Date:

The Determination Date with respect to any Distribution Date is (i) with respect to Wells Fargo, the business day immediately preceding the applicable Servicer Remittance Date and (ii) with respect to Ocwen, the 15th day of the month in which the related Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day.

Servicer Remittance Date:

With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately following such 22nd day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

The Prepayment Period with respect to any Distribution Date shall be (i) with respect to Wells Fargo, for principal prepayments in full, the period from the 14th day of the month immediately preceding the month in which the Distribution Date occurs to the 13th day of the month in which the Distribution Date occurs and for principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs and (ii) with respect to Ocwen, the period beginning on the 15th day of the month preceding the month in which the related Distribution Date occurs and ending on the 14th of the month in which such Distribution Date occurs with respect to prepayments in full and in part.

Interest Accrual Period:

Interest will initially accrue on all Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:

For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:

For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:

The Master Servicer, Servicers and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5135% for the Mortgage Loans.

Compensating Interest:

Each Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans serviced by such Servicer up to the Servicing Fee payable to such Servicer. If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Class A-1B2 Financial Guaranty Insurance Policy:

It is anticipated that the Class A-1B2 Certificates will have the benefit of a financial guaranty insurance policy pursuant to which the Credit Enhancer, in consideration of the payment of a premium and subject to the terms of the financial guaranty insurance policy, unconditionally and irrevocably will guarantee the timely payment of interest and the ultimate payment of principal on the Class A-1B2 Certificates on each Distribution Date. The Class A-1B2 Financial Guaranty Insurance Policy will not be cancelable for any reason.

Transaction Overview (Cont.)
Optional Termination:

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related determination date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so.

Monthly Servicer Advances:

Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicers are required to advance delinquent payments of principal and interest on the related Mortgage Loans only to the extent such amounts are deemed recoverable. If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:

1) Excess Interest;

2) Net Swap Payments received from the Swap Provider (if any);

3) Overcollateralization (“OC”);

4) Subordination; and

5) In the case of the Class A-1B2 Certificates, it is anticipated that a financial guaranty insurance policy will be provided by a Credit Enhancer to be determined later.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled; provided, however that the Class A-1B2 Certificates will have the benefit of the financial guaranty insurance policy which will cover certain shortfalls in interest and principal amounts payable to the Class A-1B2 Certificates.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any, is available for such distribution and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 6.50% of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any, is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Transaction Overview (Cont.)
Overcollateralization Increase Amount:

An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:

An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:

Is the earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 47.70%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S / M / F)	Initial CE %	CE % On/After Step Down Date
A	AAA/Aaa/AAA	23.85%	47.70%
M-1	AA+/Aa1/AA+	19.85%	39.70%
M-2	AA+/Aa2/AA+	16.20%	32.40%
M-3	AA/Aa3/AA	13.95%	27.90%
M-4	AA/A1/AA	12.05%	24.10%
M-5	AA-/A2/AA-	10.25%	20.50%
M-6	A+/A3/A+	8.60%	17.20%
M-7	A/Baa1/A	7.00%	14.00%
M-8	A/Baa2/A	5.55%	11.10%
M-9	BBB+/Baa3/BBB+	4.50%	9.00%
M-10	BBB/Ba1/BBB	3.25%	6.50%

Net Monthly Excess Cashflow:

For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Transaction Overview (Cont.)
Net WAC Pass-Through Rate:

Class A-1A, Class A-1B and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicers and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, the Group IA Allocation Percentage, Group IB Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and the Class A-1B2 Financial Guaranty Insurance Policy premium, and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1A Certificates, (ii) the Net WAC Pass-Through Rate for the Class A-1B Certificates and (iii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group IA Allocation Percentage: The aggregate principal balance of the Group IA Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans.

Group IB Allocation Percentage: The aggregate principal balance of the Group IB Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:

On any Distribution Date the “Net WAC Rate Carryover Amount” will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Transaction Overview (Cont.)

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider as described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $2,534,251,920. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [4.76]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Available Distribution Amount:

For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicers or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Transaction Overview (Cont.)

Class A Principal Distribution Amount:

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 47.70% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage).

The Class A Principal Distribution Amount will generally be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis, based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group IA Mortgage Loans (in the case of the Class A-1A Certificates), the principal remittance amount for the Group IB Mortgage Loans (in the case of the Class A-1B Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans) for each such class for such Distribution Date.

Principal distributions to the Class A-1B Certificates will be allocated on a pro rata basis, based on the Certificate Principal Balance of each such class, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be allocated sequentially, to the Class A-1B1 and Class A-1B2 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:

The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 39.70% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 32.40% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 27.90% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 24.10% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 20.50% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 17.20% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 14.00% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 11.10% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 9.00% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), and tenth to the Class M-10 Certificates until it reaches approximately a 6.50% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)
Class M Principal Distribution Amount (continued):

If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the Certificate Principal Balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Coupon Step-up:

On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificate and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Sequential Trigger Event:

A Sequential Trigger Event is in effect on any Distribution Date if, before the 25th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) divided by the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds 1.70%, or if, on or after the 25th Distribution Date, a Trigger Event is in effect.

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 36.00% of the Credit Enhancement Percentage.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
March 2008 to February 2009	1.70%, plus 1/12th of 2.10 % for each month thereafter
March 2009 to February 2010	3.80%, plus 1/12th of 2.15 % for each month thereafter
March 2010 to February 2011	5.95%, plus 1/12th of 1.70 % for each month thereafter
March 2011 to February 2012	7.65%, plus 1/12th of 0.45 % for each month thereafter
March 2012 and thereafter	8.10%

Transaction Overview (Cont.)

Payment Priority:

On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.    To the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.    To pay the premium due in connection with the Class A-1B2 Financial Guaranty Insurance Policy.

3.    To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

4.    To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.

5.    To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.

6.    From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.

7.    From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

8.    From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.

9.    From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

10.  From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

11.  To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:

1.    To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.    To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.    To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.

4.    To pay any principal first, on the Class A Certificates, pro rata, and second, on the Mezzanine Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.

5.    To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.

6.    To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

7.    To pay any remaining amount to the Class CE Certificates.

Transaction Overview (Cont.)

ERISA:

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation – REMIC:

One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)
3/25/2006	2,534,251,920
4/25/2006	2,493,691,324
5/25/2006	2,446,382,042
6/25/2006	2,392,464,043
7/25/2006	2,332,132,382
8/25/2006	2,265,639,630
9/25/2006	2,193,314,541
10/25/2006	2,115,631,836
11/25/2006	2,033,420,756
12/25/2006	1,948,806,816
1/25/2007	1,867,469,262
2/25/2007	1,789,533,338
3/25/2007	1,714,839,674
4/25/2007	1,643,272,213
5/25/2007	1,574,699,471
6/25/2007	1,508,995,570
7/25/2007	1,446,010,937
8/25/2007	1,385,265,027
9/25/2007	1,325,021,243
10/25/2007	1,261,183,478
11/25/2007	1,168,982,172
12/25/2007	992,391,117
1/25/2008	843,921,997
2/25/2008	723,404,776
3/25/2008	637,341,884
4/25/2008	606,763,495
5/25/2008	579,100,322
6/25/2008	552,717,699
7/25/2008	527,573,554
8/25/2008	503,590,654
9/25/2008	480,714,380
10/25/2008	458,893,333
11/25/2008	438,078,298
12/25/2008	418,222,109
1/25/2009	399,280,584
2/25/2009	381,210,364
3/25/2009	363,970,751
4/25/2009	347,523,129
5/25/2009	331,830,635
6/25/2009	316,858,088
7/25/2009	302,572,171
8/25/2009	288,940,786
9/25/2009	275,933,508
10/25/2009	263,521,375

Sensitivity Table

To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life	20.45	4.05	2.06	1.38	1.13
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-09	Apr-08

A-1B1	Avg Life	20.72	4.07	2.09	1.41	1.16
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-09	Apr-08

A-1B2	Avg Life	20.72	4.07	2.09	1.41	1.16
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-09	Apr-08

A-2A	Avg Life	15.43	1.57	1.00	0.83	0.67
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Sep-28	Mar-09	Dec-07	Sep-07	May-07

A-2B	Avg Life	24.26	4.04	2.00	1.74	1.48
	First Payment Date	Sep-28	Mar-09	Dec-07	Sep-07	May-07
	Last Payment Date	Jun-32	Sep-11	Jul-08	Jan-08	Oct-07

A-2C	Avg Life	27.72	7.40	3.00	2.04	1.78
	First Payment Date	Jun-32	Sep-11	Jul-08	Jan-08	Oct-07
	Last Payment Date	Feb-35	Nov-15	Feb-11	Jun-08	Jan-08

A-2D	Avg Life	29.58	11.98	6.22	2.65	1.99
	First Payment Date	Feb-35	Nov-15	Feb-11	Jun-08	Jan-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-09	Apr-08

M-1	Avg Life	27.77	8.27	5.01	4.89	3.47
	First Payment Date	Jun-30	Jan-10	Mar-10	Feb-09	Apr-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-2	Avg Life	27.77	8.27	4.79	4.96	3.56
	First Payment Date	Jun-30	Jan-10	Nov-09	Nov-10	Aug-09
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-3	Avg Life	27.77	8.27	4.68	4.61	3.35
	First Payment Date	Jun-30	Jan-10	Sep-09	Jun-10	Apr-09
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

Sensitivity Table

To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	27.77	8.27	4.62	4.35	3.15
	First Payment Date	Jun-30	Jan-10	Aug-09	Feb-10	Jan-09
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-5	Avg Life	27.77	8.27	4.58	4.17	3.02
	First Payment Date	Jun-30	Jan-10	Jul-09	Dec-09	Nov-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-6	Avg Life	27.77	8.27	4.55	4.04	2.93
	First Payment Date	Jun-30	Jan-10	Jun-09	Oct-09	Oct-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-7	Avg Life	27.77	8.27	4.52	3.94	2.85
	First Payment Date	Jun-30	Jan-10	May-09	Aug-09	Aug-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-8	Avg Life	27.77	8.27	4.50	3.87	2.80
	First Payment Date	Jun-30	Jan-10	May-09	Jul-09	Jul-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-9	Avg Life	27.77	8.27	4.48	3.81	2.75
	First Payment Date	Jun-30	Jan-10	Apr-09	Jun-09	Jul-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

M-10	Avg Life	27.77	8.27	4.47	3.77	2.72
	First Payment Date	Jun-30	Jan-10	Apr-09	May-09	Jun-08
	Last Payment Date	Nov-35	Oct-18	Sep-12	Feb-11	Sep-09

Sensitivity Table

To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life	20.45	4.35	2.25	1.38	1.13
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Nov-35	Sep-31	Mar-21	Feb-09	Apr-08

A-1B1	Avg Life	20.72	4.37	2.28	1.41	1.16
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Nov-35	Nov-31	Apr-21	Feb-09	Apr-08

A-1B2	Avg Life	20.72	4.37	2.28	1.41	1.16
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Nov-35	Nov-31	Apr-21	Feb-09	Apr-08

A-2A	Avg Life	15.43	1.57	1.00	0.83	0.67
	First Payment Date	Mar-06	Mar-06	Mar-06	Mar-06	Mar-06
	Last Payment Date	Sep-28	Mar-09	Dec-07	Sep-07	May-07

A-2B	Avg Life	24.26	4.04	2.00	1.74	1.48
	First Payment Date	Sep-28	Mar-09	Dec-07	Sep-07	May-07
	Last Payment Date	Jun-32	Sep-11	Jul-08	Jan-08	Oct-07

A-2C	Avg Life	27.72	7.40	3.00	2.04	1.78
	First Payment Date	Jun-32	Sep-11	Jul-08	Jan-08	Oct-07
	Last Payment Date	Feb-35	Nov-15	Feb-11	Jun-08	Jan-08

A-2D	Avg Life	29.60	14.50	7.83	2.65	1.99
	First Payment Date	Feb-35	Nov-15	Feb-11	Jun-08	Jan-08
	Last Payment Date	Dec-35	Oct-31	Apr-21	Feb-09	Apr-08

M-1	Avg Life	27.77	9.12	5.53	7.75	5.61
	First Payment Date	Jun-30	Jan-10	Mar-10	Feb-09	Apr-08
	Last Payment Date	Dec-35	Apr-29	Jun-19	Dec-17	Oct-14

M-2	Avg Life	27.77	9.10	5.30	5.62	4.11
	First Payment Date	Jun-30	Jan-10	Nov-09	Nov-10	Aug-09
	Last Payment Date	Nov-35	Jun-28	Oct-18	Oct-15	Mar-13

M-3	Avg Life	27.77	9.08	5.17	4.98	3.63
	First Payment Date	Jun-30	Jan-10	Sep-09	Jun-10	Apr-09
	Last Payment Date	Nov-35	Aug-27	Feb-18	May-15	Nov-12

Sensitivity Table

To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	27.77	9.05	5.09	4.71	3.42
	First Payment Date	Jun-30	Jan-10	Aug-09	Feb-10	Jan-09
	Last Payment Date	Nov-35	Dec-26	Sep-17	Dec-14	Aug-12

M-5	Avg Life	27.77	9.02	5.04	4.52	3.28
	First Payment Date	Jun-30	Jan-10	Jul-09	Dec-09	Nov-08
	Last Payment Date	Nov-35	May-26	Apr-17	Aug-14	May-12

M-6	Avg Life	27.77	8.99	4.98	4.37	3.18
	First Payment Date	Jun-30	Jan-10	Jun-09	Oct-09	Oct-08
	Last Payment Date	Nov-35	Aug-25	Nov-16	Apr-14	Feb-12

M-7	Avg Life	27.77	8.93	4.92	4.24	3.09
	First Payment Date	Jun-30	Jan-10	May-09	Aug-09	Aug-08
	Last Payment Date	Nov-35	Oct-24	Apr-16	Nov-13	Oct-11

M-8	Avg Life	27.77	8.86	4.86	4.14	3.00
	First Payment Date	Jun-30	Jan-10	May-09	Jul-09	Jul-08
	Last Payment Date	Nov-35	Oct-23	Sep-15	Jun-13	Jun-11

M-9	Avg Life	27.77	8.76	4.77	4.03	2.92
	First Payment Date	Jun-30	Jan-10	Apr-09	Jun-09	Jul-08
	Last Payment Date	Nov-35	Sep-22	Jan-15	Nov-12	Jan-11

M-10	Avg Life	27.77	8.61	4.68	3.92	2.84
	First Payment Date	Jun-30	Jan-10	Apr-09	May-09	Jun-08
	Last Payment Date	Nov-35	Aug-21	Jun-14	Jun-12	Sep-10

Class A-1A Net WAC Schedule*			Class A-1A Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	3/25/2006	23.900	46	12/25/2009	12.061
2	4/25/2006	22.292	47	1/25/2010	11.667
3	5/25/2006	22.272	48	2/25/2010	11.663
4	6/25/2006	22.071	49	3/25/2010	12.911
5	7/25/2006	22.016	50	4/25/2010	11.694
6	8/25/2006	21.775	51	5/25/2010	12.081
7	9/25/2006	21.598	52	6/25/2010	11.695
8	10/25/2006	21.490	53	7/25/2010	12.079
9	11/25/2006	21.184	54	8/25/2010	11.688
10	12/25/2006	21.046	55	9/25/2010	11.698
11	1/25/2007	20.723	56	10/25/2010	12.095
12	2/25/2007	20.498	57	11/25/2010	11.701
13	3/25/2007	20.600	58	12/25/2010	12.090
14	4/25/2007	20.059	59	1/25/2011	11.698
15	5/25/2007	19.950	60	2/25/2011	11.694
16	6/25/2007	19.635	61	3/25/2011	12.946
17	7/25/2007	19.537	62	4/25/2011	11.693
18	8/25/2007	19.228	63	5/25/2011	12.078
19	9/25/2007	19.038	64	6/25/2011	11.685
20	10/25/2007	19.002	65	7/25/2011	12.071
21	11/25/2007	18.921	66	8/25/2011	11.677
22	12/25/2007	19.221	67	9/25/2011	11.676
23	1/25/2008	18.107	68	10/25/2011	12.064
24	2/25/2008	17.303	69	11/25/2011	11.670
25	3/25/2008	17.153	70	12/25/2011	12.055
26	4/25/2008	16.601	71	1/25/2012	11.663
27	5/25/2008	16.926	72	2/25/2012	11.658
28	6/25/2008	17.289	73	3/25/2012	12.461
29	7/25/2008	17.410	74	4/25/2012	11.655
30	8/25/2008	17.029	75	5/25/2012	12.038
31	9/25/2008	16.916	76	6/25/2012	11.646
32	10/25/2008	17.170	77	7/25/2012	12.030
33	11/25/2008	17.031	78	8/25/2012	11.635
34	12/25/2008	17.941	79	9/25/2012	11.629
35	1/25/2009	17.531	80	10/25/2012	12.011
36	2/25/2009	17.412
37	3/25/2009	18.260
38	4/25/2009	17.260
39	5/25/2009	17.660
40	6/25/2009	17.758
41	7/25/2009	17.979
42	8/25/2009	17.544				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	9/25/2009	17.441				*1 Month LIBOR: 20%
44	10/25/2009	17.706				*6 Month Libor: 20%
45	11/25/2009	11.664				*Includes Net Swap Payments received from the Swap Provider

Class A-1B1 and A-1B2 Net WAC Schedule*			Class A-1B1 and A-1B2 Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	3/25/2006	23.947	46	12/25/2009	12.254
2	4/25/2006	22.330	47	1/25/2010	11.857
3	5/25/2006	22.310	48	2/25/2010	11.853
4	6/25/2006	22.108	49	3/25/2010	13.117
5	7/25/2006	22.055	50	4/25/2010	11.843
6	8/25/2006	21.812	51	5/25/2010	12.233
7	9/25/2006	21.635	52	6/25/2010	11.851
8	10/25/2006	21.529	53	7/25/2010	12.243
9	11/25/2006	21.221	54	8/25/2010	11.843
10	12/25/2006	21.085	55	9/25/2010	11.838
11	1/25/2007	20.761	56	10/25/2010	12.228
12	2/25/2007	20.537	57	11/25/2010	11.829
13	3/25/2007	20.643	58	12/25/2010	12.225
14	4/25/2007	20.098	59	1/25/2011	11.826
15	5/25/2007	19.991	60	2/25/2011	11.821
16	6/25/2007	19.675	61	3/25/2011	13.082
17	7/25/2007	19.578	62	4/25/2011	11.811
18	8/25/2007	19.262	63	5/25/2011	12.200
19	9/25/2007	19.049	64	6/25/2011	11.806
20	10/25/2007	18.921	65	7/25/2011	12.195
21	11/25/2007	18.372	66	8/25/2011	11.796
22	12/25/2007	19.152	67	9/25/2011	11.791
23	1/25/2008	18.042	68	10/25/2011	12.179
24	2/25/2008	17.247	69	11/25/2011	11.781
25	3/25/2008	17.096	70	12/25/2011	12.173
26	4/25/2008	16.509	71	1/25/2012	11.776
27	5/25/2008	16.584	72	2/25/2012	11.771
28	6/25/2008	17.420	73	3/25/2012	12.577
29	7/25/2008	17.542	74	4/25/2012	11.760
30	8/25/2008	17.154	75	5/25/2012	12.147
31	9/25/2008	17.024	76	6/25/2012	11.753
32	10/25/2008	17.154	77	7/25/2012	12.140
33	11/25/2008	16.773	78	8/25/2012	11.743
34	12/25/2008	18.163	79	9/25/2012	11.737
35	1/25/2009	17.748	80	10/25/2012	12.123
36	2/25/2009	17.628
37	3/25/2009	18.487
38	4/25/2009	17.394
39	5/25/2009	17.587
40	6/25/2009	17.975
41	7/25/2009	18.206
42	8/25/2009	17.761				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	9/25/2009	17.654				*1 Month LIBOR: 20%
44	10/25/2009	17.886				*6 Month Libor: 20%
45	11/25/2009	11.836				*Includes Net Swap Payments received from the Swap Provider

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	3/25/2006	23.641	46	12/25/2009	11.760
2	4/25/2006	22.084	47	1/25/2010	11.379
3	5/25/2006	22.056	48	2/25/2010	11.375
4	6/25/2006	21.862	49	3/25/2010	12.594
5	7/25/2006	21.802	50	4/25/2010	11.393
6	8/25/2006	21.568	51	5/25/2010	11.771
7	9/25/2006	21.391	52	6/25/2010	11.392
8	10/25/2006	21.277	53	7/25/2010	11.769
9	11/25/2006	20.979	54	8/25/2010	11.387
10	12/25/2006	20.835	55	9/25/2010	11.396
11	1/25/2007	20.520	56	10/25/2010	11.774
12	2/25/2007	20.296	57	11/25/2010	11.397
13	3/25/2007	20.376	58	12/25/2010	11.783
14	4/25/2007	19.858	59	1/25/2011	11.399
15	5/25/2007	19.743	60	2/25/2011	11.395
16	6/25/2007	19.436	61	3/25/2011	12.616
17	7/25/2007	19.332	62	4/25/2011	11.390
18	8/25/2007	19.025	63	5/25/2011	11.765
19	9/25/2007	18.822	64	6/25/2011	11.386
20	10/25/2007	18.690	65	7/25/2011	11.761
21	11/25/2007	18.946	66	8/25/2011	11.378
22	12/25/2007	18.965	67	9/25/2011	11.377
23	1/25/2008	17.938	68	10/25/2011	11.751
24	2/25/2008	17.143	69	11/25/2011	11.367
25	3/25/2008	16.987	70	12/25/2011	11.747
26	4/25/2008	16.407	71	1/25/2012	11.363
27	5/25/2008	16.880	72	2/25/2012	11.359
28	6/25/2008	17.061	73	3/25/2012	12.142
29	7/25/2008	17.223	74	4/25/2012	11.353
30	8/25/2008	16.847	75	5/25/2012	11.726
31	9/25/2008	16.732	76	6/25/2012	11.347
32	10/25/2008	16.911	77	7/25/2012	11.721
33	11/25/2008	16.931	78	8/25/2012	11.337
34	12/25/2008	17.632	79	9/25/2012	11.333
35	1/25/2009	17.282	80	10/25/2012	11.705
36	2/25/2009	17.162
37	3/25/2009	17.982
38	4/25/2009	16.962
39	5/25/2009	17.476
40	6/25/2009	17.451
41	7/25/2009	17.697
42	8/25/2009	17.271				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	9/25/2009	17.169				*1 Month LIBOR: 20%
44	10/25/2009	17.410				*6 Month Libor: 20%
45	11/25/2009	11.380				*Includes Net Swap Payments received from the Swap Provider

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	3/25/2006	23.826	46	12/25/2009	12.011
2	4/25/2006	22.232	47	1/25/2010	11.621
3	5/25/2006	22.209	48	2/25/2010	11.617
4	6/25/2006	22.011	49	3/25/2010	12.860
5	7/25/2006	21.954	50	4/25/2010	11.633
6	8/25/2006	21.715	51	5/25/2010	12.018
7	9/25/2006	21.539	52	6/25/2010	11.635
8	10/25/2006	21.429	53	7/25/2010	12.019
9	11/25/2006	21.125	54	8/25/2010	11.629
10	12/25/2006	20.985	55	9/25/2010	11.634
11	1/25/2007	20.665	56	10/25/2010	12.021
12	2/25/2007	20.440	57	11/25/2010	11.631
13	3/25/2007	20.536	58	12/25/2010	12.021
14	4/25/2007	20.002	59	1/25/2011	11.630
15	5/25/2007	19.891	60	2/25/2011	11.626
16	6/25/2007	19.578	61	3/25/2011	12.870
17	7/25/2007	19.479	62	4/25/2011	11.621
18	8/25/2007	19.169	63	5/25/2011	12.004
19	9/25/2007	18.968	64	6/25/2011	11.615
20	10/25/2007	18.875	65	7/25/2011	11.998
21	11/25/2007	18.781	66	8/25/2011	11.606
22	12/25/2007	19.116	67	9/25/2011	11.604
23	1/25/2008	18.033	68	10/25/2011	11.988
24	2/25/2008	17.234	69	11/25/2011	11.596
25	3/25/2008	17.082	70	12/25/2011	11.981
26	4/25/2008	16.511	71	1/25/2012	11.591
27	5/25/2008	16.818	72	2/25/2012	11.586
28	6/25/2008	17.248	73	3/25/2012	12.382
29	7/25/2008	17.382	74	4/25/2012	11.580
30	8/25/2008	17.002	75	5/25/2012	11.960
31	9/25/2008	16.883	76	6/25/2012	11.572
32	10/25/2008	17.079	77	7/25/2012	11.953
33	11/25/2008	16.928	78	8/25/2012	11.562
34	12/25/2008	17.897	79	9/25/2012	11.556
35	1/25/2009	17.506	80	10/25/2012	11.936
36	2/25/2009	17.386
37	3/25/2009	18.228
38	4/25/2009	17.196
39	5/25/2009	17.578
40	6/25/2009	17.713
41	7/25/2009	17.945
42	8/25/2009	17.511				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	9/25/2009	17.407				*1 Month LIBOR: 20%
44	10/25/2009	17.655				*6 Month Libor: 20%
45	11/25/2009	11.615				*Includes Net Swap Payments received from the Swap Provider

Excess Spread*

(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	305	4.5700	4.8888	305	45	482	4.9727	5.0333	455
2	224	4.7055	4.9539	225	46	498	4.9729	5.0366	472
3	225	4.8209	5.0061	225	47	483	4.9740	5.0411	455
4	224	4.8734	5.0386	225	48	483	4.9748	5.0455	455
5	225	4.9875	5.0589	226	49	530	4.9940	5.0492	505
6	224	5.0680	5.0607	225	50	483	4.9966	5.0509	453
7	225	4.9664	5.0435	225	51	499	4.9963	5.0511	471
8	226	5.0176	5.0358	225	52	483	4.9973	5.0519	454
9	225	5.0126	5.0202	224	53	499	4.9983	5.0519	471
10	227	4.9849	5.0046	225	54	483	4.9984	5.0525	454
11	225	4.9934	4.9941	223	55	484	4.9988	5.0527	455
12	225	4.9660	4.9820	223	56	500	4.9995	5.0532	473
13	233	4.9215	4.9748	229	57	484	4.9993	5.0553	456
14	226	4.9231	4.9758	223	58	501	4.9991	5.0564	474
15	228	4.9232	4.9758	225	59	485	4.9995	5.0583	456
16	226	4.9243	4.9774	222	60	485	4.9994	5.0598	456
17	229	4.9240	4.9761	224	61	532	5.0076	5.0609	507
18	226	4.9245	4.9765	222	62	484	5.0090	5.0624	455
19	228	4.9247	4.9768	223	63	500	5.0082	5.0610	472
20	235	4.9244	4.9727	229	64	484	5.0083	5.0610	456
21	277	4.9258	4.9695	270	65	500	5.0081	5.0608	473
22	406	4.9243	4.9649	396	66	484	5.0077	5.0599	455
23	403	4.9245	4.9615	391	67	484	5.0080	5.0592	455
24	403	4.9245	4.9566	389	68	499	5.0064	5.0596	472
25	418	4.9049	4.9516	405	69	483	5.0071	5.0610	455
26	404	4.9039	4.9505	389	70	499	5.0058	5.0616	472
27	429	4.9024	4.9481	416	71	483	5.0046	5.0630	454
28	473	4.9001	4.9463	463	72	483	5.0038	5.0635	454
29	483	4.8980	4.9440	473	73	514	5.0136	5.0643	488
30	474	4.8966	4.9427	464	74	482	5.0128	5.0640	453
31	475	4.8942	4.9402	464	75	498	5.0116	5.0626	470
32	489	4.8918	4.9498	479	76	482	5.0114	5.0628	453
33	481	4.8900	4.9648	470	77	497	5.0096	5.0601	470
34	492	4.8874	4.9763	484	78	481	5.0089	5.0592	452
35	483	4.8861	4.9898	474	79	481	5.0077	5.0581	452
36	483	4.8883	5.0054	474
37	512	4.9634	5.0192	500
38	471	4.9668	5.0214	457
39	485	4.9668	5.0222	471
40	478	4.9682	5.0238	467
41	490	4.9689	5.0239	478
42	480	4.9703	5.0253	468
43	481	4.9712	5.0256	468
44	491	4.9727	5.0284	479

*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	34.91	23.31
M-2	27.60	20.27
M-3	23.71	18.40
M-4	20.71	16.81
M-5	18.09	15.30
M-6	15.83	13.90
M-7	13.72	12.49
M-8	11.91	11.19
M-9	10.60	10.20
M-10	9.41	9.26

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY – AGGREGATE POOL*
Number of Mortgage Loans:	12,403	Index Type:
Aggregate Principal Balance:	$2,534,251,921	6 Month LIBOR:	87.00%
Conforming Principal Balance Loans:	$1,864,306,371	Fixed Rate:	13.00%
Average Principal Balance:	$204,326	W.A. Initial Periodic Cap:	2.217%
Range:	$2,599 - $1,400,000	W.A. Subsequent Periodic Cap:	1.389%
W.A. Coupon:	7.671%	W.A. Lifetime Rate Cap:	6.024%
Range:	4.990% - 13.400%	Property Type:
W.A. Gross Margin:	5.752%	Single Family:	80.02%
Range:	2.750% - 8.990%	PUD:	3.30%
W.A. Remaining Term:	353 months	2-4 Family:	10.09%
Range:	57 months - 359 months	Condo:	6.54%
W.A. Seasoning:	3 months	Townhouse:	0.05%
Latest Maturity Date:	January 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	93.04%
California:	33.92%	Investment:	5.95%
Florida:	9.57%	Second Home:	1.01%
New York:	8.83%	Documentation Status:
Maryland:	6.21%	Full:	57.05%
New Jersey:	5.05%	Stated:	40.63%
W.A. Original Combined LTV:	81.42%	Limited:	2.22%
Range:	10.57% - 100.00%	None:	0.10%
First Liens:	93.01%	Non-Zero W.A. Prepayment Penalty – Term:	25 months
Second Liens:	6.99%	Loans with Prepay Penalties:	65.00%
Non-Balloon Loans:	83.41%	Interest Only Loans	30.50%
Non-Zero W.A. FICO Score:	630	Non-Zero Weighted Average IO Term	61 months

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fremont Investment and Loan	8,759	1,919,813,424	75.75	7.795	624	81.11
OwnIt Mortgage	1,777	274,129,264	10.82	6.864	654	83.18
Other	1,867	340,309,233	13.43	7.619	639	81.77
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	1,464	47,396,647	1.87	10.352	641	98.54
50,000.01 - 100,000.00	2,162	163,915,560	6.47	9.221	632	89.58
100,000.01 - 150,000.00	2,039	252,186,014	9.95	8.216	622	82.93
150,000.01 - 200,000.00	1,765	308,450,855	12.17	7.755	618	79.67
200,000.01 - 250,000.00	1,167	262,358,476	10.35	7.612	620	79.54
250,000.01 - 300,000.00	931	255,761,049	10.09	7.518	622	79.65
300,000.01 - 350,000.00	782	253,090,912	9.99	7.310	634	80.62
350,000.01 - 400,000.00	662	247,957,420	9.78	7.304	633	80.11
400,000.01 - 450,000.00	443	188,923,007	7.45	7.306	637	80.97
450,000.01 - 500,000.00	341	161,793,989	6.38	7.260	642	80.53
500,000.01 - 550,000.00	235	123,199,668	4.86	7.230	648	82.25
550,000.01 - 600,000.00	153	88,000,347	3.47	7.287	639	81.47
600,000.01 - 650,000.00	76	47,709,521	1.88	7.082	640	79.09
650,000.01 - 700,000.00	70	47,331,040	1.87	7.455	619	81.18
700,000.01 - 750,000.00	95	69,822,289	2.76	7.351	629	79.59
750,000.01 - 800,000.00	5	3,922,467	0.15	6.265	675	77.21
800,000.01 - 850,000.00	1	837,839	0.03	6.800	648	80.00
850,000.01 - 900,000.00	3	2,487,110	0.10	6.481	644	78.52
900,000.01 - 950,000.00	3	2,774,000	0.11	6.461	670	79.72
950,000.01 - 1,000,000.00	5	4,933,709	0.19	5.756	671	70.13
1,000,000.01 or greater	1	1,400,000	0.06	6.550	578	36.84
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	1,466	47,496,515	1.87	10.351	641	98.52
50,000.01 - 100,000.00	2,163	164,112,457	6.48	9.218	632	89.59
100,000.01 - 150,000.00	2,039	252,338,898	9.96	8.215	622	82.92
150,000.01 - 200,000.00	1,765	308,600,220	12.18	7.753	619	79.65
200,000.01 - 250,000.00	1,170	263,256,918	10.39	7.614	620	79.55
250,000.01 - 300,000.00	929	255,463,084	10.08	7.519	622	79.66
300,000.01 - 350,000.00	781	252,940,325	9.98	7.309	634	80.61
350,000.01 - 400,000.00	661	247,708,349	9.77	7.303	633	80.15
400,000.01 - 450,000.00	443	189,021,555	7.46	7.306	637	80.95
450,000.01 - 500,000.00	339	160,895,610	6.35	7.261	642	80.51
500,000.01 - 550,000.00	236	123,748,717	4.88	7.228	648	82.30
550,000.01 - 600,000.00	152	87,451,298	3.45	7.288	639	81.39
600,000.01 - 650,000.00	76	47,709,521	1.88	7.082	640	79.09
650,000.01 - 700,000.00	70	47,331,040	1.87	7.455	619	81.18
700,000.01 - 750,000.00	96	70,557,399	2.78	7.340	630	79.54
750,000.01 - 800,000.00	5	3,922,467	0.15	6.265	675	77.21
800,000.01 - 850,000.00	1	837,839	0.03	6.800	648	80.00
850,000.01 - 900,000.00	2	1,752,000	0.07	6.526	628	80.00
900,000.01 - 950,000.00	3	2,774,000	0.11	6.461	670	79.72
950,000.01 - 1,000,000.00	5	4,933,709	0.19	5.756	671	70.13
1,000,000.01 or greater	1	1,400,000	0.06	6.550	578	36.84
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	5	68,731	0.00	12.184	607	94.96
61 - 120	80	1,174,956	0.05	11.582	622	96.10
121 - 180	782	43,423,790	1.71	10.171	661	97.05
181 - 240	33	2,308,983	0.09	8.862	644	84.54
301 - 360	11,503	2,487,275,461	98.15	7.624	629	81.14
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Number of	Aggregate	% of Aggregate	W.A.	W.A.
Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 5 Year	5	68,731	0.00	12.184	607	94.96
Fixed - 10 Year	80	1,174,956	0.05	11.582	622	96.10
Fixed - 15 Year	186	6,436,151	0.25	9.420	636	85.70
Fixed - 20 Year	33	2,308,983	0.09	8.862	644	84.54
Fixed - 30 Year	2,657	263,988,813	10.42	8.763	646	87.83
Fixed - 30 Year IO	16	3,992,922	0.16	7.048	673	76.95
Balloon - 15/30	596	36,987,639	1.46	10.301	665	99.03
Balloon - 30/40	48	14,376,884	0.57	7.330	641	80.08
ARM - 6 Month	1	547,895	0.02	7.650	688	90.00
ARM - 2 Year/6 Month	4,726	1,017,691,172	40.16	7.924	612	80.08
ARM - 2 Year/6 Month IO	2,341	691,905,700	27.30	6.872	647	80.57
ARM - 2 Year/6 Month 30/40 Balloon	1,140	360,230,289	14.21	7.692	620	81.15
ARM - 3 Year/6 Month	180	35,328,113	1.39	7.276	644	79.64
ARM - 3 Year/6 Month IO	241	60,186,157	2.37	6.571	661	79.45
ARM - 3 Year/6 Month 30/40 Balloon	20	6,079,189	0.24	7.406	625	78.17
ARM - 4 Year/6 Month	3	290,430	0.01	7.835	646	95.68
ARM - 4 Year/6 Month IO	7	1,788,999	0.07	6.105	645	74.35
ARM - 5 Year/6 Month	54	12,952,422	0.51	7.253	648	76.48
ARM - 5 Year/6 Month IO	57	15,162,483	0.60	6.356	671	78.54
ARM - 5 Year/6 Month 30/40 Balloon	12	2,753,996	0.11	7.588	649	79.88
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	9,741	1,761,215,661	69.50	8.037	621	81.86
24	5	1,435,161	0.06	7.189	636	79.67
60	2,582	751,731,487	29.66	6.827	649	80.39
84	3	863,250	0.03	7.180	700	81.09
120	72	19,006,362	0.75	7.189	659	81.31
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	221,577	0.01	4.990	756	80.00
5.000 - 5.499	28	10,705,473	0.42	5.310	678	75.76
5.500 - 5.999	655	184,419,612	7.28	5.803	668	77.76
6.000 - 6.499	627	190,493,053	7.52	6.260	651	78.24
6.500 - 6.999	1,545	451,052,292	17.80	6.789	647	79.52
7.000 - 7.499	1,349	362,155,620	14.29	7.251	640	80.61
7.500 - 7.999	2,145	529,469,850	20.89	7.751	625	81.36
8.000 - 8.499	1,218	260,866,657	10.29	8.237	610	82.33
8.500 - 8.999	1,274	227,557,034	8.98	8.713	596	82.66
9.000 - 9.499	751	94,788,018	3.74	9.216	593	84.55
9.500 - 9.999	791	81,792,663	3.23	9.769	603	86.66
10.000 - 10.499	531	46,123,451	1.82	10.236	617	89.84
10.500 - 10.999	701	50,159,902	1.98	10.753	610	91.28
11.000 - 11.499	438	26,001,756	1.03	11.233	604	92.01
11.500 - 11.999	199	12,864,800	0.51	11.697	594	87.76
12.000 - 12.499	112	4,037,010	0.16	12.186	587	89.08
12.500 - 12.999	31	1,416,558	0.06	12.640	582	85.78
13.000 - 13.499	7	126,594	0.00	13.279	626	94.28
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	212	35,649,180	1.41	7.821	590	41.78
50.01 - 55.00	104	21,684,128	0.86	7.597	595	52.78
55.01 - 60.00	183	41,324,020	1.63	7.895	584	57.92
60.01 - 65.00	300	70,343,414	2.78	7.942	591	63.61
65.01 - 70.00	400	96,657,538	3.81	8.035	590	68.76
70.01 - 75.00	520	130,470,339	5.15	7.830	589	74.09
75.01 - 80.00	4,909	1,296,266,636	51.15	7.192	644	79.85
80.01 - 85.00	742	183,657,986	7.25	7.615	602	84.57
85.01 - 90.00	1,697	394,856,677	15.58	7.825	621	89.80
90.01 - 95.00	424	56,789,450	2.24	8.371	640	94.66
95.01 - 100.00	2,912	206,552,553	8.15	9.814	654	99.95
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	450	96,663,512	3.81	9.235	512	72.26
525 - 549	646	143,979,482	5.68	8.575	537	74.57
550 - 574	967	206,987,966	8.17	8.136	562	80.23
575 - 599	1,472	281,458,167	11.11	7.773	587	80.44
600 - 624	2,047	382,441,519	15.09	7.625	612	82.81
625 - 649	2,551	510,414,883	20.14	7.595	637	82.94
650 - 674	2,021	415,548,958	16.40	7.358	661	82.55
675 - 699	1,091	235,100,707	9.28	7.234	685	82.51
700 - 724	534	119,054,676	4.70	7.244	710	83.26
725 - 749	342	79,024,819	3.12	7.254	737	82.84
750 - 774	190	41,355,466	1.63	7.087	760	83.12
775 - 799	69	17,565,922	0.69	7.269	784	80.22
800 - 824	23	4,655,844	0.18	7.051	806	77.48
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	3,039	859,699,585	33.92	7.353	640	80.68
Florida	1,384	242,643,181	9.57	8.099	615	81.13
New York	751	223,744,778	8.83	7.626	642	80.14
Maryland	728	157,375,476	6.21	7.716	616	81.13
New Jersey	520	127,928,086	5.05	7.886	623	79.96
Illinois	632	111,553,920	4.40	7.882	629	83.27
Massachusetts	335	77,539,535	3.06	7.778	626	79.85
Virginia	340	75,650,938	2.99	8.075	616	81.09
Georgia	562	75,088,514	2.96	7.919	625	84.76
Arizona	321	56,743,819	2.24	7.755	613	80.20
Washington	345	54,888,719	2.17	7.256	636	83.37
Colorado	377	51,706,702	2.04	7.252	636	82.97
Nevada	231	48,968,283	1.93	7.820	629	82.08
Ohio	316	32,041,609	1.26	7.887	618	87.36
Hawaii	118	31,826,937	1.26	7.511	652	81.17
Connecticut	163	29,303,604	1.16	8.192	611	81.41
Oregon	174	27,204,717	1.07	7.220	643	82.48
Minnesota	161	25,025,965	0.99	7.597	620	83.42
Texas	232	24,924,560	0.98	8.232	615	84.36
Michigan	220	23,583,753	0.93	8.306	609	84.00
Pennsylvania	161	21,331,219	0.84	8.317	603	82.90
North Carolina	158	19,408,030	0.77	8.269	602	83.91
Wisconsin	149	17,503,630	0.69	8.028	632	86.05
District of Columbia	58	13,696,236	0.54	7.749	611	77.38
Utah	96	12,315,036	0.49	7.150	629	82.67

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Missouri	108	10,398,757	0.41	8.323	612	86.86
Tennessee	105	10,059,901	0.40	8.130	616	83.70
Rhode Island	46	9,155,091	0.36	8.296	599	82.25
Kentucky	83	8,096,422	0.32	8.030	621	89.03
South Carolina	56	7,491,210	0.30	8.191	597	82.47
Idaho	66	6,256,160	0.25	7.569	633	81.18
Indiana	70	6,187,011	0.24	8.026	624	88.40
New Mexico	35	5,203,891	0.21	7.469	636	82.75
New Hampshire	29	4,491,219	0.18	8.231	607	80.35
Delaware	32	4,242,006	0.17	8.109	603	81.59
Kansas	49	3,978,734	0.16	8.140	621	88.25
Maine	27	3,849,245	0.15	8.121	622	79.94
Iowa	26	2,806,772	0.11	7.624	634	87.20
Vermont	13	2,048,418	0.08	8.209	595	74.35
Oklahoma	31	1,858,191	0.07	8.785	603	83.20
Arkansas	12	1,739,614	0.07	7.757	618	85.93
West Virginia	7	1,433,361	0.06	8.130	630	77.24
Nebraska	15	1,239,213	0.05	7.919	630	91.49
Wyoming	6	576,213	0.02	7.741	649	81.72
Montana	3	410,797	0.02	7.173	580	75.34
Mississippi	5	379,252	0.01	8.095	609	88.61
Louisiana	3	243,913	0.01	8.236	658	82.42
Alabama	3	195,617	0.01	8.484	564	84.54
Alaska	1	149,959	0.01	10.500	522	75.00
South Dakota	1	64,121	0.00	9.600	624	100.00
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	11,485	2,357,961,347	93.04	7.647	628	81.40
Investment	809	150,670,975	5.95	8.043	652	82.33
Second Home	109	25,619,599	1.01	7.657	643	78.09
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	7,678	1,445,896,199	57.05	7.419	621	82.28
Stated Documentation	4,451	1,029,667,226	40.63	8.024	642	80.16
Limited Documentation	264	56,173,364	2.22	7.661	630	82.50
No Documentation	10	2,515,132	0.10	7.818	630	77.09
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	7,472	1,373,811,827	54.21	7.642	648	83.74
Refinance - Cashout	4,738	1,119,196,940	44.16	7.718	607	78.70
Refinance - Rate Term	193	41,243,154	1.63	7.355	610	77.86
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	9,985	2,027,783,989	80.02	7.683	626	81.37
2-4 Family	990	255,710,420	10.09	7.685	648	80.81
Condo	957	165,737,775	6.54	7.719	639	82.26
PUD	466	83,699,003	3.30	7.230	646	82.89
Townhouse	5	1,320,735	0.05	7.644	617	81.98
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
March 2006	1	547,895	0.02	7.650	688	90.00
February 2007	1	204,914	0.01	7.150	573	45.56
March 2007	2	191,090	0.01	7.714	609	86.06
April 2007	3	372,306	0.02	7.421	572	81.39
May 2007	15	2,901,311	0.13	7.196	623	81.09
June 2007	88	19,624,257	0.89	6.859	640	83.06
July 2007	295	71,771,221	3.26	6.069	662	79.60
August 2007	716	137,663,055	6.24	6.960	644	82.08
September 2007	261	66,206,718	3.00	7.285	620	79.40
October 2007	1,541	390,595,199	17.71	7.412	626	80.71
November 2007	2,664	683,574,849	31.00	7.599	621	79.98
December 2007	2,618	695,736,643	31.55	7.841	621	80.50
January 2008	3	985,596	0.04	8.136	621	90.00
April 2008	1	170,900	0.01	7.250	662	89.99
May 2008	7	1,678,145	0.08	6.517	691	79.72
June 2008	8	1,938,987	0.09	5.937	672	82.13
July 2008	73	14,032,724	0.64	5.988	674	80.34
August 2008	93	16,102,136	0.73	6.710	654	82.46
September 2008	22	6,323,651	0.29	6.552	652	72.60
October 2008	111	26,317,916	1.19	7.027	654	80.20
November 2008	61	16,102,655	0.73	7.111	642	78.43
December 2008	65	18,926,344	0.86	7.447	639	77.90
June 2009	1	360,000	0.02	5.875	611	60.00
July 2009	2	687,999	0.03	5.750	672	80.00
August 2009	7	1,031,430	0.05	6.909	639	81.59
June 2010	3	1,181,500	0.05	6.033	643	75.33
July 2010	32	7,053,134	0.32	5.923	678	78.48
August 2010	17	3,198,783	0.15	6.298	668	79.82
September 2010	4	1,139,277	0.05	7.495	649	71.72
October 2010	22	6,034,107	0.27	7.009	657	76.81
November 2010	24	5,946,305	0.27	7.371	640	78.73
December 2010	21	6,315,795	0.29	7.521	660	77.62
Total:	8,782	2,204,916,843	100.00	7.491	627	80.35

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
% of Aggregate	W.A.	W.A.
Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4	1,455,971	0.07	6.641	693	76.15
9	3,602,032	0.16	5.912	681	78.53
54	19,282,705	0.87	5.860	662	77.38
303	104,241,237	4.73	6.124	655	78.19
1,136	328,485,832	14.90	6.380	652	79.37
1,254	370,670,097	16.81	7.033	644	80.33
2,067	542,922,492	24.62	7.409	635	81.00
1,561	374,547,524	16.99	7.920	617	81.36
2,098	413,339,672	18.75	8.846	581	79.47
157	25,370,946	1.15	8.072	615	83.29
104	16,823,405	0.76	8.476	607	89.01
8.000 - 8.499	25	3,220,294	0.15	8.998	614	86.70
8.500 - 8.999	10	954,636	0.04	9.688	612	96.97
8,782	2,204,916,843	100.00	7.491	627	80.35

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
		% of Aggregate		W.A.	W.A.
Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2	482,577	0.02	5.333	721	85.41
31	11,654,073	0.53	5.381	680	76.41
641	179,570,096	8.14	5.840	667	78.53
558	169,561,135	7.69	6.295	649	78.80
1,321	386,146,473	17.51	6.803	646	79.95
1,199	329,697,991	14.95	7.237	639	80.66
1,968	504,409,636	22.88	7.714	626	81.40
1,131	252,960,356	11.47	8.166	610	82.29
1,024	209,089,281	9.48	8.642	592	81.64
399	72,807,218	3.30	9.097	573	80.42
262	47,784,257	2.17	9.623	556	77.21
98	16,610,423	0.75	10.120	540	73.04
71	12,612,649	0.57	10.688	538	67.33
35	5,461,664	0.25	11.209	536	63.96
33	4,430,751	0.20	11.698	533	65.74
6	1,115,485	0.05	12.162	523	66.14
3	522,779	0.02	12.628	514	63.89
8,782	2,204,916,843	100.00	7.491	627	80.35

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
		% of Aggregate		W.A.	W.A.
Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3	479,255	0.02	6.435	668	87.15
30	10,627,302	0.48	5.386	676	76.03
715	192,302,197	8.72	5.939	663	78.78
564	171,706,876	7.79	6.272	649	78.75
1,371	400,836,439	18.18	6.796	646	79.79
1,238	338,827,566	15.37	7.249	640	80.67
1,947	497,718,321	22.57	7.750	625	81.56
1,093	244,154,597	11.07	8.238	608	82.37
987	200,245,913	9.08	8.704	590	81.70
366	66,672,568	3.02	9.200	569	80.53
239	43,555,998	1.98	9.726	549	76.34
89	15,016,933	0.68	10.224	537	71.71
68	11,921,250	0.54	10.752	535	65.99
33	5,121,167	0.23	11.254	536	63.61
31	4,190,124	0.19	11.757	535	65.22
6	1,115,485	0.05	12.162	523	66.14
2	424,852	0.02	12.612	510	62.49
8,782	2,204,916,843	100.00	7.491	627	80.35

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1	547,895	0.02	7.650	688	90.00
1.500	136	29,359,298	1.33	7.327	627	82.04
2.000	6,434	1,684,078,267	76.38	7.663	622	80.29
3.000	2,205	489,016,214	22.18	6.911	645	80.45
5.000	6	1,915,171	0.09	6.727	680	77.08
Total:	8,782	2,204,916,843	100.00	7.491	627	80.35

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2,207	490,573,863	22.25	6.909	645	80.47
1.500	6,575	1,714,342,980	77.75	7.657	622	80.31
Total:	8,782	2,204,916,843	100.00	7.491	627	80.35

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	120	27,489,335	1.25	7.329	640	80.71
6.000 - 6.499	8,299	2,095,478,123	95.04	7.499	626	80.35
6.500 - 6.999	8	1,962,734	0.09	7.419	609	79.79
7.000 - 7.499	355	79,986,651	3.63	7.320	633	80.30
Total:	8,782	2,204,916,843	100.00	7.491	627	80.35

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	4,548	887,035,902	35.00	7.890	630	81.95
6	25	2,404,843	0.09	7.498	634	86.24
12	566	152,309,198	6.01	7.801	632	80.62
24	5,824	1,203,873,660	47.50	7.618	627	81.63
30	3	879,888	0.03	7.262	602	72.44
36	1,433	286,517,112	11.31	7.156	637	79.30
60	4	1,231,319	0.05	6.205	643	81.68
Total:	12,403	2,534,251,921	100.00	7.671	630	81.42

DESCRIPTION OF THE GROUP IA COLLATERAL

SUMMARY – GROUP IA POOL*
Number of Mortgage Loans:	6,040	Index Type:
Aggregate Principal Balance:	$996,329,489	6 Month LIBOR:	87.84%
Conforming Principal Balance Loans:	$996,329,489	Fixed Rate:	12.16%
Average Principal Balance:	$164,955	W.A. Initial Periodic Cap:	2.284%
Range:	$9,860 - $615,074	W.A. Subsequent Periodic Cap:	1.354%
W.A. Coupon:	7.731%	W.A. Lifetime Rate Cap:	6.029%
Range:	4.990% - 13.250%	Property Type:
W.A. Gross Margin:	5.913%	Single Family:	78.47%
Range:	2.750% - 8.990%	PUD:	3.94%
W.A. Remaining Term:	354 months	2-4 Family:	10.62%
Range:	116 months - 359 months	Condo:	6.90%
W.A. Seasoning:	4 months	Townhouse	0.07%
Latest Maturity Date:	January 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	88.29%
California:	22.06%	Investment:	10.34%
Florida:	10.39%	Second Home:	1.37%
Maryland:	7.44%	Documentation Status:
New York:	5.63%	Full:	65.14%
Illinois:	5.31%	Stated:	32.32%
W.A. Original Combined LTV:	79.95%	Limited:	2.35%
Range:	10.57% - 100.00%	None:	0.18%
First Liens:	96.17%	Non-Zero W.A. Prepayment Penalty – Term:	26 months
Second Liens:	3.83%	Loans with Prepay Penalties:	65.72%
Non-Balloon Loans:	86.71%	Interest Only Loans:	26.45%
Non-Zero W.A. FICO Score:	616	Non-Zero Weighted Average IO Term	63 months

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP IA COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fremont Investment and Loan	3,821	683,331,499	68.58	7.918	609	79.34
OwnIt Mortgage	1,167	139,725,086	14.02	6.999	643	83.50
Other	1,052	173,272,904	17.39	7.580	623	79.53
Total:	6,040	996,329,489	100.00	7.731	616	79.95

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	802	25,496,130	2.56	10.270	640	98.48
50,000.01 - 100,000.00	1,103	83,432,034	8.37	8.601	616	83.69
100,000.01 - 150,000.00	1,197	148,084,014	14.86	7.814	613	79.58
150,000.01 - 200,000.00	1,068	185,940,346	18.66	7.661	612	78.43
200,000.01 - 250,000.00	628	140,813,345	14.13	7.657	610	78.75
250,000.01 - 300,000.00	468	128,320,384	12.88	7.621	611	79.15
300,000.01 - 350,000.00	332	107,762,754	10.82	7.393	618	79.57
350,000.01 - 400,000.00	300	112,387,178	11.28	7.305	619	78.72
400,000.01 - 450,000.00	85	35,540,916	3.57	7.326	624	80.62
450,000.01 - 500,000.00	38	18,098,489	1.82	7.254	649	78.66
500,000.01 - 550,000.00	10	5,205,444	0.52	7.175	678	83.00
550,000.01 - 600,000.00	8	4,633,381	0.47	7.252	646	78.28
600,000.01 - 650,000.00	1	615,074	0.06	7.450	633	80.00
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	803	25,546,094	2.56	10.270	640	98.49
50,000.01 - 100,000.00	1,103	83,482,004	8.38	8.598	616	83.69
100,000.01 - 150,000.00	1,197	148,134,045	14.87	7.815	613	79.58
150,000.01 - 200,000.00	1,069	186,189,758	18.69	7.659	612	78.41
200,000.01 - 250,000.00	629	141,163,674	14.17	7.664	610	78.76
250,000.01 - 300,000.00	466	127,870,600	12.83	7.619	611	79.17
300,000.01 - 350,000.00	332	107,812,131	10.82	7.391	618	79.54
350,000.01 - 400,000.00	300	112,437,771	11.29	7.299	619	78.77
400,000.01 - 450,000.00	85	35,589,959	3.57	7.334	623	80.57
450,000.01 - 500,000.00	37	17,649,553	1.77	7.267	649	78.50
500,000.01 - 550,000.00	10	5,205,444	0.52	7.175	678	83.00
550,000.01 - 600,000.00	8	4,633,381	0.47	7.252	646	78.28
600,000.01 - 650,000.00	1	615,074	0.06	7.450	633	80.00
Total:	6,040	996,329,489	100.00	7.731	616	79.95

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	23	366,895	0.04	11.041	613	97.04
121 - 180	308	11,236,357	1.13	10.118	638	93.86
181 - 240	17	1,134,606	0.11	8.929	625	83.94
301 - 360	5,692	983,591,630	98.72	7.701	616	79.78
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 10 Year	23	366,895	0.04	11.041	613	97.04
Fixed - 15 Year	81	3,098,247	0.31	8.765	636	84.11
Fixed - 20 Year	17	1,134,606	0.11	8.929	625	83.94
Fixed - 30 Year	1,048	99,803,992	10.02	8.189	637	82.38
Fixed - 30 Year IO	9	1,571,930	0.16	7.458	640	72.24
Balloon - 15/30	227	8,138,110	0.82	10.633	639	97.57
Balloon - 30/40	28	7,050,611	0.71	7.457	638	79.32
ARM - 2 Year/6 Month	2,736	469,063,687	47.08	8.049	598	79.11
ARM - 2 Year/6 Month IO	1,034	220,082,686	22.09	6.932	637	80.32
ARM - 2 Year/6 Month 30/40 Balloon	459	113,978,601	11.44	7.834	604	80.13
ARM - 3 Year/6 Month	122	19,473,887	1.95	7.327	633	78.76
ARM - 3 Year/6 Month IO	160	32,724,554	3.28	6.676	657	79.78
ARM - 3 Year/6 Month 30/40 Balloon	7	1,520,819	0.15	7.659	571	82.11
ARM - 4 Year/6 Month	3	290,430	0.03	7.835	646	95.68
ARM - 4 Year/6 Month IO	6	1,428,999	0.14	6.194	646	72.92
ARM - 5 Year/6 Month	36	7,201,288	0.72	7.291	654	72.17
ARM - 5 Year/6 Month IO	36	7,709,993	0.77	6.460	672	78.96
ARM - 5 Year/6 Month 30/40 Balloon	8	1,690,153	0.17	7.528	634	79.20
Total:	6,040	996,329,489	100.00	7.731	616	79.95

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	4,795	732,811,327	73.55	8.034	607	79.89
24	2	560,000	0.06	7.407	624	79.22
60	1,191	250,913,926	25.18	6.863	639	80.04
84	3	863,250	0.09	7.180	700	81.09
120	49	11,180,986	1.12	7.342	657	82.05
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	221,577	0.02	4.990	756	80.00
5.000 - 5.499	11	2,829,529	0.28	5.291	677	76.10
5.500 - 5.999	345	71,260,840	7.15	5.798	666	76.55
6.000 - 6.499	297	68,612,126	6.89	6.267	643	77.03
6.500 - 6.999	729	161,553,656	16.21	6.780	638	78.02
7.000 - 7.499	625	126,701,680	12.72	7.243	628	80.26
7.500 - 7.999	1,090	205,786,470	20.65	7.759	614	80.81
8.000 - 8.499	685	118,624,946	11.91	8.235	600	81.79
8.500 - 8.999	727	111,826,897	11.22	8.705	586	81.22
9.000 - 9.499	397	48,511,530	4.87	9.208	580	81.66
9.500 - 9.999	354	34,007,977	3.41	9.745	565	79.61
10.000 - 10.499	179	12,960,608	1.30	10.242	581	81.46
10.500 - 10.999	276	16,604,249	1.67	10.751	579	82.38
11.000 - 11.499	196	10,021,763	1.01	11.223	582	85.37
11.500 - 11.999	78	4,546,960	0.46	11.696	567	80.48
12.000 - 12.499	34	1,427,495	0.14	12.161	575	85.81
12.500 - 12.999	13	784,031	0.08	12.652	544	75.85
13.000 - 13.499	3	47,155	0.00	13.194	601	95.71
Total:	6,040	996,329,489	100.00	7.731	616	79.95

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	153	22,533,537	2.26	7.852	587	41.91
50.01 - 55.00	74	14,487,077	1.45	7.540	597	52.86
55.01 - 60.00	136	27,438,194	2.75	7.913	580	57.98
60.01 - 65.00	209	43,169,957	4.33	8.002	590	63.68
65.01 - 70.00	286	59,951,030	6.02	8.162	585	68.58
70.01 - 75.00	343	70,392,782	7.07	7.894	583	74.03
75.01 - 80.00	2,121	402,538,134	40.40	7.277	632	79.78
80.01 - 85.00	454	90,394,153	9.07	7.705	596	84.49
85.01 - 90.00	970	183,221,360	18.39	7.828	619	89.77
90.01 - 95.00	175	23,575,221	2.37	8.119	632	94.53
95.01 - 100.00	1,119	58,628,044	5.88	9.498	642	99.94
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	317	59,433,001	5.97	9.249	513	71.74
525 - 549	434	81,832,706	8.21	8.579	537	73.56
550 - 574	592	109,287,931	10.97	8.185	562	78.67
575 - 599	850	135,808,804	13.63	7.819	587	79.93
600 - 624	1,100	164,593,232	16.52	7.588	612	81.83
625 - 649	1,083	170,221,487	17.08	7.481	636	82.24
650 - 674	810	130,196,176	13.07	7.236	660	81.60
675 - 699	419	73,371,488	7.36	7.100	686	81.28
700 - 724	196	31,627,194	3.17	7.134	711	82.44
725 - 749	120	20,677,771	2.08	7.150	738	82.46
750 - 774	80	11,841,321	1.19	7.027	761	83.07
775 - 799	30	6,190,953	0.62	7.040	784	79.67
800 - 824	9	1,247,426	0.13	6.831	807	62.99
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	876	219,825,446	22.06	7.283	620	76.23
Florida	674	103,538,970	10.39	8.220	602	79.94
Maryland	400	74,173,537	7.44	7.816	603	78.90
New York	204	56,111,540	5.63	7.601	616	77.32
Illinois	335	52,925,369	5.31	7.842	624	82.32
New Jersey	207	46,417,931	4.66	7.952	606	78.36
Massachusetts	164	35,890,846	3.60	7.743	622	77.48
Georgia	305	35,298,958	3.54	7.943	621	85.33
Washington	238	34,800,897	3.49	7.255	635	82.72
Arizona	213	34,037,453	3.42	7.745	604	79.32
Virginia	158	30,278,968	3.04	8.151	601	79.30
Colorado	247	29,282,116	2.94	7.131	640	83.36
Ohio	250	23,664,890	2.38	7.836	618	88.07
Oregon	132	18,595,270	1.87	7.309	639	82.72
Nevada	99	17,750,604	1.78	7.976	607	79.55
Hawaii	57	17,121,283	1.72	7.234	652	79.93
Michigan	166	16,743,000	1.68	8.307	607	83.80
Connecticut	95	15,531,075	1.56	8.049	611	80.32
Minnesota	100	14,548,056	1.46	7.552	622	83.06
Pennsylvania	107	14,206,319	1.43	8.345	598	80.90
Texas	109	10,839,633	1.09	8.252	614	83.95
Wisconsin	103	10,212,508	1.03	8.094	622	86.96
North Carolina	91	9,916,642	1.00	8.288	605	82.89
Missouri	97	8,769,423	0.88	8.230	606	86.07
Utah	67	7,234,285	0.73	7.137	634	82.19

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP IA COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
District of Columbia	32	6,846,651	0.69	7.637	603	72.21
Kentucky	68	6,271,688	0.63	8.015	629	89.04
Tennessee	75	5,969,962	0.60	8.070	614	85.51
Indiana	52	4,806,915	0.48	7.989	623	88.41
Rhode Island	21	4,245,770	0.43	8.440	596	81.76
South Carolina	35	3,709,684	0.37	8.433	596	83.31
New Hampshire	22	3,367,711	0.34	8.267	607	80.58
New Mexico	22	3,135,588	0.31	7.275	632	81.90
Kansas	42	3,083,553	0.31	8.148	619	89.26
Idaho	39	2,921,613	0.29	7.799	622	79.59
Delaware	25	2,861,052	0.29	8.439	610	81.93
Maine	18	2,286,172	0.23	8.114	625	75.95
Iowa	22	1,878,148	0.19	7.987	621	89.34
Vermont	10	1,720,624	0.17	8.364	591	75.40
Oklahoma	21	1,346,189	0.14	8.691	597	82.04
Nebraska	15	1,239,213	0.12	7.919	630	91.49
West Virginia	5	920,361	0.09	8.554	586	75.77
Arkansas	6	781,084	0.08	7.942	604	84.87
Wyoming	5	408,213	0.04	8.097	642	82.43
Louisiana	3	243,913	0.02	8.236	658	82.42
Mississippi	3	220,644	0.02	8.193	627	91.92
Montana	2	194,284	0.02	7.199	600	70.15
Alabama	2	91,319	0.01	8.381	593	84.00
South Dakota	1	64,121	0.01	9.600	624	100.00
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	5,392	879,634,953	88.29	7.693	611	79.74
Investment	582	103,024,948	10.34	8.052	653	81.93
Second Home	66	13,669,589	1.37	7.710	644	78.67
Total:	6,040	996,329,489	100.00	7.731	616	79.95

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	4,216	649,012,874	65.14	7.542	613	81.43
Stated Documentation	1,681	322,018,761	32.32	8.107	621	76.86
Limited Documentation	135	23,460,223	2.35	7.784	622	82.04
No Documentation	8	1,837,630	0.18	7.650	626	73.57
Total:	6,040	996,329,489	100.00	7.731	616	79.95

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	3,105	620,966,268	62.33	7.768	602	77.71
Purchase	2,775	346,898,867	34.82	7.696	640	84.17
Refinance - Rate Term	160	28,464,354	2.86	7.342	615	77.62
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	4,874	781,782,294	78.47	7.757	611	79.96
2-4 Family	451	105,797,065	10.62	7.754	633	79.04
Condo	447	68,777,652	6.90	7.684	634	80.56
PUD	264	39,262,586	3.94	7.216	635	81.37
Townhouse	4	709,892	0.07	7.876	627	75.09
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IA COLLATERAL

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
February 2007	1	204,914	0.02	7.150	573	45.56
March 2007	1	115,771	0.01	7.625	617	90.00
April 2007	3	372,306	0.04	7.421	572	81.39
May 2007	10	1,337,505	0.15	7.499	618	79.49
June 2007	61	9,237,711	1.06	7.112	632	84.36
July 2007	179	29,838,903	3.41	6.234	646	79.31
August 2007	489	71,135,062	8.13	7.199	635	83.05
September 2007	150	29,691,003	3.39	7.526	600	77.61
October 2007	805	153,500,225	17.54	7.634	606	80.00
November 2007	1,325	258,412,800	29.53	7.852	603	78.99
December 2007	1,204	248,896,389	28.44	7.986	607	79.05
January 2008	1	382,384	0.04	7.800	634	90.00
April 2008	1	170,900	0.02	7.250	662	89.99
May 2008	3	377,845	0.04	7.042	638	79.34
June 2008	6	1,452,132	0.17	6.044	650	82.85
July 2008	54	9,017,449	1.03	6.059	671	80.53
August 2008	79	11,224,658	1.28	6.969	643	83.98
September 2008	17	4,168,451	0.48	6.901	626	73.82
October 2008	67	13,659,664	1.56	7.137	646	78.24
November 2008	30	5,588,482	0.64	7.395	639	80.05
December 2008	32	8,059,678	0.92	7.405	634	75.81
June 2009	1	360,000	0.04	5.875	611	60.00
July 2009	1	327,999	0.04	5.750	706	80.00
August 2009	7	1,031,430	0.12	6.909	639	81.59
June 2010	2	481,500	0.06	6.809	656	83.09
July 2010	23	4,274,783	0.49	6.036	680	78.84
August 2010	14	2,530,530	0.29	6.246	673	79.22
September 2010	4	1,139,277	0.13	7.495	649	71.72
October 2010	11	2,426,654	0.28	7.191	648	70.49
November 2010	13	2,289,675	0.26	7.926	634	75.94
December 2010	13	3,459,015	0.40	7.518	656	74.65
Total:	4,607	875,165,096	100.00	7.647	613	79.51

*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Gross Margin*
		% of Aggregate		W.A.	W.A.
Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1	211,971	0.02	6.625	666	80.00
4	1,027,737	0.12	6.215	729	69.50
21	5,797,648	0.66	5.916	669	75.68
113	29,832,754	3.41	6.119	651	76.34
543	115,459,875	13.19	6.310	648	78.27
536	120,351,778	13.75	7.044	632	79.58
985	194,846,968	22.26	7.410	618	80.03
831	160,399,447	18.33	7.895	611	80.70
1,331	213,259,308	24.37	8.901	573	78.30
126	18,505,964	2.11	8.132	614	83.35
86	12,107,817	1.38	8.467	603	89.87
22	2,684,670	0.31	8.902	619	85.83
8	679,159	0.08	9.619	599	95.74
4,607	875,165,096	100.00	7.647	613	79.51

*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Maximum Mortgage Rate*
		% of Aggregate		W.A.	W.A.
Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2	482,577	0.06	5.333	721	85.41
12	3,180,529	0.36	5.369	677	77.64
342	70,519,554	8.06	5.858	665	77.58
256	57,099,214	6.52	6.340	640	77.82
599	130,335,164	14.89	6.808	635	78.33
547	112,934,960	12.90	7.206	626	80.28
970	188,822,077	21.58	7.717	614	81.22
626	111,413,122	12.73	8.160	599	81.82
615	103,795,613	11.86	8.642	584	80.62
271	43,808,111	5.01	9.073	573	79.64
188	27,867,467	3.18	9.627	546	75.21
71	8,499,771	0.97	10.122	540	72.07
51	8,335,037	0.95	10.666	533	65.72
27	4,182,235	0.48	11.198	534	65.87
23	2,785,711	0.32	11.650	531	68.14
4	581,176	0.07	12.105	532	66.59
3	522,779	0.06	12.628	514	63.89
4,607	875,165,096	100.00	7.647	613	79.51

*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Minimum Mortgage Rate*
		% of Aggregate		W.A.	W.A.
Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3	479,255	0.05	6.435	668	87.15
13	2,751,358	0.31	5.581	667	77.15
385	76,423,110	8.73	6.014	656	78.02
264	60,605,505	6.93	6.305	639	77.81
630	137,419,599	15.70	6.787	637	78.30
562	113,745,189	13.00	7.237	628	80.27
959	186,747,939	21.34	7.758	614	81.27
611	109,236,487	12.48	8.239	597	81.91
600	100,577,535	11.49	8.701	582	80.68
242	38,790,447	4.43	9.199	567	79.48
170	25,300,701	2.89	9.726	542	74.25
66	7,724,513	0.88	10.235	541	71.55
50	7,970,608	0.91	10.728	531	64.65
25	3,841,738	0.44	11.257	535	65.58
21	2,545,084	0.29	11.742	534	67.50
4	581,176	0.07	12.105	532	66.59
2	424,852	0.05	12.612	510	62.49
4,607	875,165,096	100.00	7.647	613	79.51

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	91	17,280,994	1.97	7.302	631	81.18
2.000	3,036	601,708,059	68.75	7.887	605	79.08
3.000	1,478	255,700,872	29.22	7.110	631	80.40
5.000	2	475,171	0.05	6.833	663	80.00
Total:	4,607	875,165,096	100.00	7.647	613	79.51

*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,477	255,653,412	29.21	7.106	631	80.43
1.500	3,130	619,511,684	70.79	7.871	605	79.13
Total:	4,607	875,165,096	100.00	7.647	613	79.51

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	88	17,496,784	2.00	7.410	637	80.76
6.000 - 6.499	4,288	813,796,371	92.99	7.666	612	79.45
6.500 - 6.999	7	1,565,424	0.18	7.431	609	79.74
7.000 - 7.499	224	42,306,517	4.83	7.392	621	80.05
Total:	4,607	875,165,096	100.00	7.647	613	79.51

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,173	341,544,005	34.28	7.920	615	80.64
6	22	1,937,542	0.19	7.505	632	85.39
12	200	43,926,823	4.41	7.994	619	78.08
24	2,764	461,096,839	46.28	7.740	611	79.89
30	1	204,914	0.02	7.150	573	45.56
36	880	147,619,365	14.82	7.189	632	79.10
Total:	6,040	996,329,489	100.00	7.731	616	79.95

DESCRIPTION OF THE GROUP IB COLLATERAL

SUMMARY – GROUP IB POOL*
Number of Mortgage Loans:	3,526	Index Type:
Aggregate Principal Balance:	$684,638,173	6 Month LIBOR:	88.32%
Conforming Principal Balance Loans:	$684,638,173	Fixed Rate:	11.68%
Average Principal Balance:	$194,169	W.A. Initial Periodic Cap:	2.000%
Range:	$9,631 - $622,363	W.A. Subsequent Periodic Cap:	1.500%
W.A. Coupon:	7.779%	W.A. Lifetime Rate Cap:	6.002%
Range:	5.450% - 12.650%	Property Type:
W.A. Gross Margin:	5.742%	Single Family:	76.30%
Range:	3.750% - 6.990%	PUD:	0.10%
W.A. Remaining Term:	356 months	2-4 Family:	15.93%
Range:	57 months - 359 months	Condo:	7.67%
W.A. Seasoning:	3 months
Latest Maturity Date:	January 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	95.67%
California:	21.53%	Investment	3.78%
New York:	15.40%	Second Home	0.56%
Florida:	11.20%	Documentation Status:
New Jersey:	8.36%	Full:	51.65%
Maryland:	6.32%	Stated:	46.90%
W.A. Original Combined LTV:	81.75%	Limited:	1.45%
Range:	18.18% - 100.00%
First Liens:	93.76%	Non-Zero W.A. Prepayment Penalty – Term:	25 months
Second Liens:	6.24%	Loans with Prepay Penalties:	51.87%
Non-Balloon Loans:	82.02%	Interest Only Loans:	20.89%
Non-Zero W.A. FICO Score:	633	Non-Zero Weighted Average IO Term	60 months

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP IB COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fremont Investment and Loan	3,501	682,400,847	99.67	7.774	633	81.71
Other	25	2,237,326	0.33	9.247	648	94.06
Total:	3,526	684,638,173	100.00	7.779	633	81.75

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	476	15,174,244	2.22	10.437	640	98.58
50,000.01 - 100,000.00	533	38,627,264	5.64	9.631	641	93.10
100,000.01 - 150,000.00	431	54,386,461	7.94	8.119	611	80.07
150,000.01 - 200,000.00	505	88,818,140	12.97	7.799	621	79.39
200,000.01 - 250,000.00	416	93,801,064	13.70	7.745	626	80.35
250,000.01 - 300,000.00	366	100,714,601	14.71	7.625	627	80.09
300,000.01 - 350,000.00	343	110,634,833	16.16	7.444	641	81.62
350,000.01 - 400,000.00	296	110,899,961	16.20	7.370	641	81.17
400,000.01 - 450,000.00	103	43,125,860	6.30	7.481	644	81.66
450,000.01 - 500,000.00	30	14,202,077	2.07	7.094	668	80.70
500,000.01 - 550,000.00	24	12,460,665	1.82	7.236	675	81.70
550,000.01 - 600,000.00	2	1,170,640	0.17	6.772	653	84.88
600,000.01 - 650,000.00	1	622,363	0.09	6.700	562	80.00
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP IB COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	477	15,224,148	2.22	10.435	640	98.50
50,000.01 - 100,000.00	533	38,677,261	5.65	9.626	641	93.12
100,000.01 - 150,000.00	431	54,436,473	7.95	8.119	611	80.07
150,000.01 - 200,000.00	504	88,668,229	12.95	7.798	621	79.37
200,000.01 - 250,000.00	418	94,300,499	13.77	7.742	625	80.38
250,000.01 - 300,000.00	367	101,114,734	14.77	7.625	628	80.08
300,000.01 - 350,000.00	342	110,434,868	16.13	7.444	641	81.63
350,000.01 - 400,000.00	295	110,600,296	16.15	7.373	641	81.20
400,000.01 - 450,000.00	102	42,725,920	6.24	7.476	644	81.58
450,000.01 - 500,000.00	30	14,202,077	2.07	7.094	668	80.70
500,000.01 - 550,000.00	24	12,460,665	1.82	7.236	675	81.70
550,000.01 - 600,000.00	2	1,170,640	0.17	6.772	653	84.88
600,000.01 - 650,000.00	1	622,363	0.09	6.700	562	80.00
Total:	3,526	684,638,173	100.00	7.779	633	81.75

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	5	68,731	0.01	12.184	607	94.96
61 - 120	56	795,368	0.12	11.804	627	95.69
121 - 180	109	3,767,127	0.55	10.207	646	92.98
181 - 240	14	1,098,068	0.16	8.671	662	84.24
301 - 360	3,342	678,908,878	99.16	7.759	633	81.66
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP IB COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 5 Year	5	68,731	0.01	12.184	607	94.96
Fixed - 10 Year	56	795,368	0.12	11.804	627	95.69
Fixed - 15 Year	90	2,316,786	0.34	10.580	613	88.59
Fixed - 20 Year	14	1,098,068	0.16	8.671	662	84.24
Fixed - 30 Year	843	70,519,282	10.30	8.887	645	87.71
Balloon - 15/30	19	1,450,341	0.21	9.611	700	100.00
Balloon - 30/40	13	3,714,268	0.54	7.060	649	81.10
ARM - 2 Year/6 Month	1,467	332,670,438	48.59	7.885	627	80.92
ARM - 2 Year/6 Month IO	521	138,515,131	20.23	7.013	644	81.25
ARM - 2 Year/6 Month 30/40 Balloon	427	115,383,371	16.85	7.662	628	80.92
ARM - 3 Year/6 Month	34	8,745,664	1.28	7.620	637	81.36
ARM - 3 Year/6 Month IO	15	4,501,496	0.66	6.911	649	79.22
ARM - 3 Year/6 Month 30/40 Balloon	9	2,047,017	0.30	7.641	610	76.32
ARM - 5 Year/6 Month	10	2,288,012	0.33	8.036	620	78.02
ARM - 5 Year/6 Month 30/40 Balloon	3	524,201	0.08	7.873	659	81.93
Total:	3,526	684,638,173	100.00	7.779	633	81.75

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,990	541,621,546	79.11	7.982	630	81.90
60	536	143,016,627	20.89	7.009	644	81.18
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP IB COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	496,000	0.07	5.450	617	80.00
5.500 - 5.999	58	17,180,301	2.51	5.865	657	77.05
6.000 - 6.499	146	40,282,016	5.88	6.272	653	77.43
6.500 - 6.999	445	123,676,572	18.06	6.801	653	80.28
7.000 - 7.499	450	112,995,146	16.50	7.255	651	80.63
7.500 - 7.999	693	171,228,060	25.01	7.751	632	81.36
8.000 - 8.499	355	74,095,088	10.82	8.234	616	82.15
8.500 - 8.999	344	63,230,521	9.24	8.728	600	82.95
9.000 - 9.499	221	26,863,452	3.92	9.220	596	85.30
9.500 - 9.999	173	17,130,697	2.50	9.767	609	87.56
10.000 - 10.499	180	13,608,981	1.99	10.257	621	90.80
10.500 - 10.999	198	12,239,182	1.79	10.757	608	91.21
11.000 - 11.499	141	7,276,203	1.06	11.237	607	93.16
11.500 - 11.999	57	3,213,609	0.47	11.733	579	79.77
12.000 - 12.499	55	928,232	0.14	12.226	610	93.38
12.500 - 12.999	9	194,113	0.03	12.579	652	96.30
Total:	3,526	684,638,173	100.00	7.779	633	81.75

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	51	7,725,673	1.13	8.224	584	40.47
50.01 - 55.00	27	6,075,088	0.89	7.633	597	52.38
55.01 - 60.00	35	6,950,354	1.02	8.280	585	57.76
60.01 - 65.00	66	14,219,479	2.08	8.190	588	63.52
65.01 - 70.00	75	15,464,325	2.26	8.445	582	68.99
70.01 - 75.00	106	23,606,527	3.45	7.948	581	74.27
75.01 - 80.00	1,562	401,886,284	58.70	7.392	646	79.90
80.01 - 85.00	179	40,414,361	5.90	7.734	604	84.54
85.01 - 90.00	492	107,460,716	15.70	7.889	618	89.84
90.01 - 95.00	138	10,066,510	1.47	9.031	643	94.81
95.01 - 100.00	795	50,768,856	7.42	9.877	653	99.96
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP IB COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	99	20,865,822	3.05	9.137	512	71.29
525 - 549	147	29,812,273	4.35	8.779	537	74.48
550 - 574	269	52,797,219	7.71	8.219	562	82.08
575 - 599	393	71,403,346	10.43	7.860	587	81.25
600 - 624	555	101,543,445	14.83	7.761	613	83.23
625 - 649	822	153,047,948	22.35	7.736	637	82.51
650 - 674	618	119,473,453	17.45	7.526	662	82.60
675 - 699	308	62,867,925	9.18	7.399	685	81.99
700 - 724	144	30,826,920	4.50	7.584	710	84.04
725 - 749	89	21,810,586	3.19	7.309	737	81.31
750 - 774	57	14,734,871	2.15	7.343	758	82.50
775 - 799	18	4,024,633	0.59	7.494	785	82.16
800 - 824	7	1,429,732	0.21	7.063	806	79.97
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP IB COLLATERAL

Geographic Distribution*
Number of		% of Aggregate		W.A.	W.A.
Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
612	147,372,264	21.53	7.479	634	79.96
374	105,435,967	15.40	7.566	655	80.74
458	76,646,789	11.20	8.066	624	82.53
258	57,245,036	8.36	7.855	640	81.40
232	43,269,947	6.32	7.817	621	81.82
244	37,118,055	5.42	7.929	638	83.59
146	32,600,865	4.76	7.772	634	82.01
219	30,026,635	4.39	7.945	623	84.10
106	22,225,390	3.25	8.045	617	80.31
77	14,844,549	2.17	7.667	643	83.01
70	11,867,702	1.73	7.933	611	81.01
50	11,593,540	1.69	7.769	655	81.73
71	10,356,268	1.51	7.502	629	83.37
58	9,892,149	1.44	8.287	627	83.05
56	9,211,243	1.35	7.626	627	84.68
55	8,877,968	1.30	7.633	614	83.34
61	7,270,299	1.06	8.394	616	85.67
56	6,512,350	0.95	8.386	601	85.84
46	5,857,375	0.86	8.199	611	85.83
38	5,074,489	0.74	8.180	642	85.67
20	4,628,086	0.68	7.966	625	79.73
37	3,815,715	0.56	8.053	602	84.52
19	3,345,925	0.49	8.384	607	82.58
25	3,091,806	0.45	7.947	603	83.65
16	2,554,094	0.37	7.447	658	82.42

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP IB COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
South Carolina	16	1,795,008	0.26	8.433	601	84.69
Delaware	7	1,380,954	0.20	7.426	589	80.90
Tennessee	12	1,378,910	0.20	8.504	663	81.88
Idaho	11	1,257,082	0.18	8.223	613	84.08
New Mexico	9	1,082,124	0.16	8.107	641	81.77
Indiana	14	1,025,116	0.15	8.130	635	87.75
Utah	11	964,924	0.14	8.154	616	88.93
Missouri	8	889,844	0.13	9.390	602	87.36
New Hampshire	5	831,131	0.12	8.301	584	78.12
Maine	7	750,075	0.11	8.456	612	81.33
West Virginia	2	513,000	0.07	7.370	707	79.87
Arkansas	4	406,057	0.06	8.610	614	90.57
Kansas	3	359,594	0.05	8.176	638	82.06
Kentucky	4	339,561	0.05	7.596	605	84.66
Vermont	3	327,793	0.05	7.396	615	68.87
Iowa	2	263,490	0.04	7.614	644	80.00
Alaska	1	149,959	0.02	10.500	522	75.00
Alabama	1	104,298	0.02	8.575	538	85.00
Oklahoma	2	84,747	0.01	9.098	587	83.99
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP IB COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	3,329	654,967,214	95.67	7.765	632	81.72
Investment	177	25,846,032	3.78	8.162	651	83.30
Second Home	20	3,824,927	0.56	7.627	625	76.53
Total:	3,526	684,638,173	100.00	7.779	633	81.75

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	2,028	353,607,767	51.65	7.573	620	82.71
Stated Documentation	1,451	321,107,696	46.90	7.998	649	80.55
Limited Documentation	47	9,922,710	1.45	8.000	605	86.02
Total:	3,526	684,638,173	100.00	7.779	633	81.75

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	2,514	471,785,146	68.91	7.769	645	83.32
Refinance - Cashout	1,001	210,652,659	30.77	7.803	606	78.18
Refinance - Rate Term	11	2,200,368	0.32	7.663	608	85.36
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP IB COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,801	522,364,510	76.30	7.799	628	81.70
2-4 Family	401	109,072,842	15.93	7.590	656	81.36
Condo	315	52,489,006	7.67	7.953	635	82.81
PUD	9	711,815	0.10	9.125	665	97.63
Total:	3,526	684,638,173	100.00	7.779	633	81.75

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August 2007	23	5,736,429	0.95	7.231	627	83.09
September 2007	48	11,421,247	1.89	7.473	622	83.01
October 2007	426	100,587,064	16.63	7.298	637	81.76
November 2007	899	220,103,658	36.40	7.566	631	80.47
December 2007	1,018	248,635,093	41.12	7.849	630	81.01
January 2008	1	85,450	0.01	8.650	568	90.00
October 2008	11	2,982,535	0.49	7.325	631	83.28
November 2008	20	4,685,998	0.77	7.389	628	78.21
December 2008	27	7,625,643	1.26	7.465	644	79.93
October 2010	3	627,510	0.10	7.797	643	83.69
November 2010	5	1,147,012	0.19	8.396	586	77.85
December 2010	5	1,037,690	0.17	7.699	663	76.76
Total:	2,486	604,675,329	100.00	7.631	632	80.96

*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

	Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.500 - 3.999	17	5,058,910	0.84	6.005	654	79.95
4.000 - 4.499	109	31,387,565	5.19	6.161	649	78.26
4.500 - 4.999	276	76,971,112	12.73	6.690	654	80.37
5.000 - 5.499	445	118,322,279	19.57	7.077	651	80.40
5.500 - 5.999	574	145,052,943	23.99	7.599	639	81.33
6.000 - 6.499	495	112,281,446	18.57	8.037	622	82.39
6.500 - 6.999	570	115,601,075	19.12	8.944	590	80.87
Total:	2,486	604,675,329	100.00	7.631	632	80.96

*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

	Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.000 - 11.499	1	496,000	0.08	5.450	617	80.00
11.500 - 11.999	48	14,522,463	2.40	5.843	652	79.78
12.000 - 12.499	132	36,410,979	6.02	6.270	649	78.15
12.500 - 12.999	406	112,281,533	18.57	6.805	654	80.69
13.000 - 13.499	415	106,116,057	17.55	7.257	650	80.84
13.500 - 13.999	663	165,806,521	27.42	7.751	633	81.55
14.000 - 14.499	337	71,221,859	11.78	8.227	617	82.47
14.500 - 14.999	283	57,552,901	9.52	8.727	598	82.85
15.000 - 15.499	98	19,987,543	3.31	9.193	575	81.25
15.500 - 15.999	52	10,377,327	1.72	9.683	566	79.16
16.000 - 16.499	17	4,028,004	0.67	10.264	543	71.49
16.500 - 16.999	16	3,103,512	0.51	10.791	552	68.33
17.000 - 17.499	7	1,055,651	0.17	11.212	546	54.91
17.500 - 17.999	10	1,645,040	0.27	11.780	536	61.68
18.000 - 18.499	1	69,940	0.01	12.050	556	70.00
Total:	2,486	604,675,329	100.00	7.631	632	80.96

*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	496,000	0.08	5.450	617	80.00
5.500 - 5.999	48	14,522,463	2.40	5.843	652	79.78
6.000 - 6.499	132	36,410,979	6.02	6.270	649	78.15
6.500 - 6.999	406	112,281,533	18.57	6.805	654	80.69
7.000 - 7.499	417	106,487,568	17.61	7.257	650	80.84
7.500 - 7.999	663	165,806,521	27.42	7.751	633	81.55
8.000 - 8.499	336	71,100,534	11.76	8.233	617	82.45
8.500 - 8.999	286	57,911,861	9.58	8.727	597	82.85
9.000 - 9.499	97	19,737,358	3.26	9.202	575	81.33
9.500 - 9.999	49	10,018,367	1.66	9.717	567	79.01
10.000 - 10.499	17	4,028,004	0.67	10.264	543	71.49
10.500 - 10.999	16	3,103,512	0.51	10.791	552	68.33
11.000 - 11.499	7	1,055,651	0.17	11.212	546	54.91
11.500 - 11.999	10	1,645,040	0.27	11.780	536	61.68
12.000 - 12.499	1	69,940	0.01	12.050	556	70.00
Total:	2,486	604,675,329	100.00	7.631	632	80.96

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	4	597,870	0.10	8.387	540	80.81
2.000	2,480	603,694,674	99.84	7.631	632	80.96
3.000	2	382,785	0.06	7.701	591	78.97
Total:	2,486	604,675,329	100.00	7.631	632	80.96

*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	2,486	604,675,329	100.00	7.631	632	80.96
Total:	2,486	604,675,329	100.00	7.631	632	80.96

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	2,480	603,694,674	99.84	7.631	632	80.96
7.000 - 7.499	6	980,655	0.16	8.119	560	80.09
Total:	2,486	604,675,329	100.00	7.631	632	80.96

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,694	329,512,768	48.13	7.852	639	82.13
12	136	27,244,376	3.98	7.953	638	81.15
24	1,436	277,628,281	40.55	7.738	628	82.12
30	1	151,713	0.02	8.350	514	80.00
36	259	50,101,034	7.32	7.424	624	77.48
Total:	3,526	684,638,173	100.00	7.779	633	81.75

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY – GROUP II POOL*
Number of Mortgage Loans:	2,837	Index Type:
Aggregate Principal Balance:	$853,284,260	6 Month LIBOR:	84.97%
Conforming Principal Balance Loans:	$183,338,710	Fixed Rate:	15.03%
Average Principal Balance:	$300,770	W.A. Initial Periodic Cap:	2.319%
Range:	$2,599 - $1,400,000	W.A. Subsequent Periodic Cap	1.338%
W.A. Coupon:	7.514%	W.A. Lifetime Rate Cap	6.037%
Range:	5.000% - 13.400%	Property Type
W.A. Gross Margin:	5.565%	Single Family:	84.81%
Range:	2.750% - 8.940%	PUD:	5.12%
W.A. Remaining Term:	350 months	2-4 Family:	4.79%
Range:	117 months - 359 months	Condo:	5.21%
W.A. Seasoning:	4 months	Townhouse:	0.07%
Latest Maturity Date:	January 1 ,2036	Occupancy Status:
State Concentration (Top 5):		Primary:	96.49%
California:	57.72%	Investment:	2.55%
Florida:	7.32%	Second Home:	0.95%
New York	7.29%	Documentation Status:
Maryland:	4.68%	Full:	51.95%
New Jersey:	2.84%	Stated:	45.30%
W.A. Original Combined LTV:	82.86%	Limited:	2.67%
Range:	36.52% - 100.00%	None:	0.08%
First Liens:	88.73%	Non-Zero W.A. Prepayment Penalty – Term:	24 months
Second Liens:	11.27%	Loans with Prepay Penalties:	74.69%
Non-Balloon Loans:	80.67%	Interest Only Loans	42.95%
Non-Zero W.A. FICO Score:	643	Non-Zero Weighted Average IO Term	61 months

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP II COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fremont Investment and Loan	1,437	554,081,077	64.94	7.669	633	82.54
OwnIt Mortgage	610	134,404,178	15.75	6.725	666	82.85
Other	790	164,799,004	19.31	7.638	656	83.95
Total:	2,837	853,284,260	100.00	7.514	643	82.86

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	186	6,726,273	0.79	10.470	647	98.66
50,000.01 - 100,000.00	526	41,856,262	4.91	10.078	657	98.07
100,000.01 - 150,000.00	411	49,715,539	5.83	9.518	658	96.04
150,000.01 - 200,000.00	192	33,692,368	3.95	8.158	650	87.23
200,000.01 - 250,000.00	123	27,744,066	3.25	6.936	650	80.77
250,000.01 - 300,000.00	97	26,726,064	3.13	6.614	652	80.41
300,000.01 - 350,000.00	107	34,693,325	4.07	6.623	663	80.73
350,000.01 - 400,000.00	66	24,670,282	2.89	7.003	659	81.69
400,000.01 - 450,000.00	255	110,256,231	12.92	7.231	639	80.82
450,000.01 - 500,000.00	273	129,493,424	15.18	7.279	639	80.78
500,000.01 - 550,000.00	201	105,533,560	12.37	7.232	643	82.27
550,000.01 - 600,000.00	143	82,196,326	9.63	7.296	639	81.60
600,000.01 - 650,000.00	74	46,472,085	5.45	7.082	641	79.07
650,000.01 - 700,000.00	70	47,331,040	5.55	7.455	619	81.18
700,000.01 - 750,000.00	95	69,822,289	8.18	7.351	629	79.59
750,000.01 - 800,000.00	5	3,922,467	0.46	6.265	675	77.21
800,000.01 - 850,000.00	1	837,839	0.10	6.800	648	80.00
850,000.01 - 900,000.00	3	2,487,110	0.29	6.481	644	78.52
900,000.01 - 950,000.00	3	2,774,000	0.33	6.461	670	79.72
950,000.01 - 1,000,000.00	5	4,933,709	0.58	5.756	671	70.13
1,000,000.01 or greater	1	1,400,000	0.16	6.550	578	36.84
Total:	2,837	853,284,260	100.00	7.514	643	82.86

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
	Number of		% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	186	6,726,273	0.79	10.470	647	98.66
50,000.01 - 100,000.00	527	41,953,192	4.92	10.073	657	98.07
100,000.01 - 150,000.00	411	49,768,380	5.83	9.509	658	95.98
150,000.01 - 200,000.00	192	33,742,233	3.95	8.153	650	87.22
200,000.01 - 250,000.00	123	27,792,745	3.26	6.930	649	80.77
250,000.01 - 300,000.00	96	26,477,749	3.10	6.628	652	80.41
300,000.01 - 350,000.00	107	34,693,325	4.07	6.623	663	80.73
350,000.01 - 400,000.00	66	24,670,282	2.89	7.003	659	81.69
400,000.01 - 450,000.00	256	110,705,676	12.97	7.231	639	80.83
450,000.01 - 500,000.00	272	129,043,979	15.12	7.279	639	80.76
500,000.01 - 550,000.00	202	106,082,609	12.43	7.230	643	82.34
550,000.01 - 600,000.00	142	81,647,277	9.57	7.298	639	81.51
600,000.01 - 650,000.00	74	46,472,085	5.45	7.082	641	79.07
650,000.01 - 700,000.00	70	47,331,040	5.55	7.455	619	81.18
700,000.01 - 750,000.00	96	70,557,399	8.27	7.340	630	79.54
750,000.01 - 800,000.00	5	3,922,467	0.46	6.265	675	77.21
800,000.01 - 850,000.00	1	837,839	0.10	6.800	648	80.00
850,000.01 - 900,000.00	2	1,752,000	0.21	6.526	628	80.00
900,000.01 - 950,000.00	3	2,774,000	0.33	6.461	670	79.72
950,000.01 - 1,000,000.00	5	4,933,709	0.58	5.756	671	70.13
1,000,000.01 or greater	1	1,400,000	0.16	6.550	578	36.84
Total:	2,837	853,284,260	100.00	7.514	643	82.86

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	1	12,693	0.00	13.250	570	95.00
121 - 180	365	28,420,306	3.33	10.187	671	98.86
181 - 240	2	76,308	0.01	10.617	667	97.60
301 - 360	2,469	824,774,953	96.66	7.422	642	82.31
Total:	2,837	853,284,260	100.00	7.514	643	82.86

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 10 Year	1	12,693	0.00	13.250	570	95.00
Fixed - 15 Year	15	1,021,118	0.12	8.775	687	84.00
Fixed - 20 Year	2	76,308	0.01	10.617	667	97.60
Fixed - 30 Year	766	93,665,539	10.98	9.282	655	93.72
Fixed - 30 Year IO	7	2,420,991	0.28	6.781	695	80.00
Balloon - 15/30	350	27,399,188	3.21	10.239	671	99.41
Balloon - 30/40	7	3,612,005	0.42	7.359	640	80.50
ARM - 6 Month	1	547,895	0.06	7.650	688	90.00
ARM - 2 Year/6 Month	523	215,957,047	25.31	7.715	618	80.91
ARM - 2 Year/6 Month IO	786	333,307,884	39.06	6.773	655	80.45
ARM - 2 Year/6 Month 30/40 Balloon	254	130,868,317	15.34	7.596	626	82.26
ARM - 3 Year/6 Month	24	7,108,563	0.83	6.711	681	79.91
ARM - 3 Year/6 Month IO	66	22,960,107	2.69	6.356	670	79.04
ARM - 3 Year/6 Month 30/40 Balloon	4	2,511,353	0.29	7.062	670	77.30
ARM - 4 Year/6 Month IO	1	360,000	0.04	5.750	641	80.00
ARM - 5 Year/6 Month	8	3,463,122	0.41	6.659	655	84.42
ARM - 5 Year/6 Month IO	21	7,452,490	0.87	6.248	670	78.10
ARM - 5 Year/6 Month 30/40 Balloon	1	539,642	0.06	7.500	684	80.00
Total:	2,837	853,284,260	100.00	7.514	643	82.86

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,956	486,782,787	57.05	8.101	632	84.78
24	3	875,161	0.10	7.049	644	79.96
60	855	357,800,935	41.93	6.729	657	80.32
120	23	7,825,377	0.92	6.970	661	80.25
Total:	2,837	853,284,260	100.00	7.514	643	82.86

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	16	7,379,944	0.86	5.309	683	75.35
5.500 - 5.999	252	95,978,471	11.25	5.796	672	78.78
6.000 - 6.499	184	81,598,911	9.56	6.249	657	79.67
6.500 - 6.999	371	165,822,064	19.43	6.788	652	80.41
7.000 - 7.499	274	122,458,794	14.35	7.256	642	80.97
7.500 - 7.999	362	152,455,320	17.87	7.740	631	82.10
8.000 - 8.499	178	68,146,623	7.99	8.243	622	83.45
8.500 - 8.999	203	52,499,616	6.15	8.712	613	85.36
9.000 - 9.499	133	19,413,037	2.28	9.233	623	90.72
9.500 - 9.999	264	30,653,988	3.59	9.797	642	93.99
10.000 - 10.499	172	19,553,861	2.29	10.218	639	94.73
10.500 - 10.999	227	21,316,471	2.50	10.753	635	98.25
11.000 - 11.499	101	8,703,789	1.02	11.242	627	98.69
11.500 - 11.999	64	5,104,231	0.60	11.675	628	99.28
12.000 - 12.499	23	1,681,284	0.20	12.186	586	89.48
12.500 - 12.999	9	438,414	0.05	12.646	620	98.87
13.000 - 13.499	4	79,440	0.01	13.329	641	93.43
Total:	2,837	853,284,260	100.00	7.514	643	82.86

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	8	5,389,971	0.63	7.111	609	43.16
50.01 - 55.00	3	1,121,964	0.13	8.137	561	53.96
55.01 - 60.00	12	6,935,472	0.81	7.436	600	57.84
60.01 - 65.00	25	12,953,978	1.52	7.469	597	63.47
65.01 - 70.00	39	21,242,183	2.49	7.381	612	69.08
70.01 - 75.00	71	36,471,029	4.27	7.629	605	74.10
75.01 - 80.00	1,226	491,842,217	57.64	6.957	652	79.87
80.01 - 85.00	109	52,849,472	6.19	7.370	610	84.72
85.01 - 90.00	235	104,174,601	12.21	7.755	625	89.82
90.01 - 95.00	111	23,147,718	2.71	8.341	647	94.73
95.01 - 100.00	998	97,155,654	11.39	9.971	662	99.95
Total:	2,837	853,284,260	100.00	7.514	643	82.86

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	34	16,364,689	1.92	9.309	512	75.39
525 - 549	65	32,334,502	3.79	8.377	537	77.18
550 - 574	106	44,902,817	5.26	7.919	562	81.87
575 - 599	229	74,246,017	8.70	7.605	587	80.59
600 - 624	392	116,304,842	13.63	7.560	613	83.82
625 - 649	646	187,145,449	21.93	7.585	638	83.92
650 - 674	593	165,879,328	19.44	7.332	662	83.25
675 - 699	364	98,861,294	11.59	7.229	685	83.76
700 - 724	194	56,600,562	6.63	7.120	710	83.29
725 - 749	133	36,536,462	4.28	7.279	737	83.97
750 - 774	53	14,779,273	1.73	6.881	762	83.79
775 - 799	21	7,350,336	0.86	7.338	784	79.63
800 - 824	7	1,978,686	0.23	7.180	805	84.81
Total:	2,837	853,284,260	100.00	7.514	643	82.86

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO
California	1,551	492,501,875	57.72	7.347	651
Florida	252	62,457,422	7.32	7.940	626
New York	173	62,197,271	7.29	7.749	644
Maryland	96	39,931,993	4.68	7.421	637
New Jersey	55	24,265,119	2.84	7.831	615
Virginia	76	23,146,580	2.71	8.005	635
Illinois	53	21,510,496	2.52	7.900	622
Nevada	55	16,373,130	1.92	7.789	640
Colorado	59	12,068,317	1.41	7.332	634
Washington	51	10,876,578	1.27	6.945	648
Arizona	38	10,838,663	1.27	7.593	645
Georgia	38	9,762,922	1.14	7.751	645
Massachusetts	25	9,047,824	1.06	7.945	618
Texas	62	6,814,629	0.80	8.028	616
Oregon	26	6,055,353	0.71	6.852	649
Ohio	41	5,284,913	0.62	8.077	627
Utah	18	4,115,827	0.48	6.938	624
Connecticut	10	3,880,381	0.45	8.520	567
Hawaii	11	3,112,114	0.36	8.074	638
Michigan	17	3,025,038	0.35	8.619	630
North Carolina	11	2,979,039	0.35	7.953	594
Tennessee	18	2,711,029	0.32	8.072	598
District of Columbia	6	2,221,499	0.26	7.642	607
Wisconsin	8	2,216,633	0.26	7.379	650
Idaho	16	2,077,466	0.24	6.850	660

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
South Carolina	5	1,986,518	0.23	7.519	594	78.90
Minnesota	6	1,599,941	0.19	7.795	638	87.11
Rhode Island	6	1,563,396	0.18	7.717	592	82.90
Kentucky	11	1,485,173	0.17	8.192	591	89.96
Pennsylvania	8	1,267,524	0.15	8.550	627	91.70
New Mexico	4	986,179	0.12	7.383	645	86.54
Maine	2	812,998	0.10	7.833	621	89.87
Missouri	3	739,491	0.09	8.134	690	95.55
Iowa	2	665,134	0.08	6.602	667	84.01
Arkansas	2	552,473	0.06	6.870	640	84.00
Kansas	4	535,588	0.06	8.071	617	86.57
Oklahoma	8	427,256	0.05	9.019	624	86.71
Indiana	4	354,980	0.04	8.219	609	90.20
New Hampshire	2	292,378	0.03	7.612	675	84.01
Montana	1	216,513	0.03	7.150	562	80.00
Wyoming	1	168,000	0.02	6.875	668	80.00
Mississippi	2	158,608	0.02	7.959	585	84.00
Total:	2,837	853,284,260	100.00	7.514	643	82.86

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,764	823,359,181	96.49	7.505	642	82.91
Investment	50	21,799,995	2.55	7.857	649	83.05
Second Home	23	8,125,084	0.95	7.584	649	77.84
Total:	2,837	853,284,260	100.00	7.514	643	82.86

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,434	443,275,558	51.95	7.117	633	83.19
Stated Documentation	1,319	386,540,769	45.30	7.976	653	82.57
Limited Documentation	82	22,790,430	2.67	7.387	649	81.45
No Documentation	2	677,502	0.08	8.273	639	86.64
Total:	2,837	853,284,260	100.00	7.514	643	82.86

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	2,183	555,127,814	65.06	7.500	656	83.83
Refinance - Cashout	632	287,578,013	33.70	7.549	619	81.21
Refinance - Rate Term	22	10,578,433	1.24	7.325	596	76.96
Total:	2,837	853,284,260	100.00	7.514	643	82.86

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,310	723,637,186	84.81	7.520	640	82.64
Condo	195	44,471,116	5.21	7.497	650	84.23
PUD	193	43,724,602	5.12	7.211	656	84.02
2-4 Family	138	40,840,513	4.79	7.765	666	83.93
Townhouse	1	610,843	0.07	7.375	605	90.00
Total:	2,837	853,284,260	100.00	7.514	643	82.86

Rate Adjustment*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
March 2006	1	547,895	0.08	7.650	688	90.00
March 2007	1	75,319	0.01	7.850	596	80.00
May 2007	5	1,563,807	0.22	6.937	627	82.45
June 2007	27	10,386,546	1.43	6.634	647	81.91
July 2007	116	41,932,318	5.78	5.952	673	79.81
August 2007	204	60,791,565	8.38	6.655	658	80.85
September 2007	63	25,094,468	3.46	6.914	643	79.86
October 2007	310	136,507,910	18.83	7.248	639	80.73
November 2007	440	205,058,391	28.28	7.316	633	80.71
December 2007	396	198,205,161	27.34	7.647	627	81.66
January 2008	1	517,762	0.07	8.300	621	90.00
May 2008	4	1,300,300	0.18	6.365	706	79.83
June 2008	2	486,855	0.07	5.617	737	80.00
July 2008	19	5,015,275	0.69	5.862	679	80.00
August 2008	14	4,877,478	0.67	6.114	677	78.96
September 2008	5	2,155,200	0.30	5.876	702	70.24
October 2008	33	9,675,717	1.33	6.779	672	82.02
November 2008	11	5,828,174	0.80	6.615	655	77.06
December 2008	6	3,241,023	0.45	7.512	642	78.31
July 2009	1	360,000	0.05	5.750	641	80.00
June 2010	1	700,000	0.10	5.500	635	70.00
July 2010	9	2,778,351	0.38	5.748	675	77.92
August 2010	3	668,253	0.09	6.494	649	82.05
October 2010	8	2,979,943	0.41	6.695	667	80.51
November 2010	6	2,509,617	0.35	6.396	671	81.67
December 2010	3	1,819,089	0.25	7.426	666	83.74
Total:	1,689	725,076,418	100.00	7.184	640	80.85

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Gross	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	3	1,244,000	0.17	6.644	697	75.50
3.000 - 3.499	5	2,574,295	0.36	5.791	662	82.13
3.500 - 3.999	16	8,426,147	1.16	5.735	662	77.00
4.000 - 4.499	81	43,020,918	5.93	6.101	663	79.41
4.500 - 4.999	317	136,054,845	18.76	6.265	654	79.75
5.000 - 5.499	273	131,996,040	18.20	6.985	650	80.96
5.500 - 5.999	508	203,022,581	28.00	7.273	649	81.69
6.000 - 6.499	235	101,866,631	14.05	7.829	622	81.25
6.500 - 6.999	197	84,479,289	11.65	8.574	589	80.51
7.000 - 7.499	31	6,864,983	0.95	7.909	618	83.13
7.500 - 7.999	18	4,715,588	0.65	8.498	618	86.81
8.000 - 8.499	3	535,625	0.07	9.478	590	91.06
8.500 - 8.999	2	275,477	0.04	9.858	645	100.00
Total:	1,689	725,076,418	100.00	7.184	640	80.85

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.000 - 11.499	18	7,977,544	1.10	5.382	685	75.70
11.500 - 11.999	251	94,528,079	13.04	5.827	671	79.05
12.000 - 12.499	170	76,050,943	10.49	6.273	656	79.85
12.500 - 12.999	316	143,529,777	19.80	6.798	650	80.84
13.000 - 13.499	237	110,646,973	15.26	7.249	642	80.88
13.500 - 13.999	335	149,781,038	20.66	7.669	632	81.47
14.000 - 14.499	168	70,325,374	9.70	8.115	621	82.87
14.500 - 14.999	126	47,740,768	6.58	8.539	602	82.39
15.000 - 15.499	30	9,011,564	1.24	8.994	571	82.33
15.500 - 15.999	22	9,539,463	1.32	9.545	572	80.92
16.000 - 16.499	10	4,082,648	0.56	9.975	538	76.57
16.500 - 16.999	4	1,174,100	0.16	10.568	531	76.12
17.000 - 17.499	1	223,778	0.03	11.400	515	70.89
18.000 - 18.499	1	464,369	0.06	12.250	506	65.00
Total:	1,689	725,076,418	100.00	7.184	640	80.85

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	16	7,379,944	1.02	5.309	683	75.35
5.500 - 5.999	282	101,356,624	13.98	5.896	669	79.21
6.000 - 6.499	168	74,690,393	10.30	6.247	657	79.80
6.500 - 6.999	335	151,135,308	20.84	6.799	650	80.47
7.000 - 7.499	259	118,594,809	16.36	7.254	642	80.92
7.500 - 7.999	325	145,163,861	20.02	7.739	631	81.94
8.000 - 8.499	146	63,817,577	8.80	8.243	617	83.06
8.500 - 8.999	101	41,756,517	5.76	8.679	598	82.58
9.000 - 9.499	27	8,144,763	1.12	9.199	568	83.58
9.500 - 9.999	20	8,236,929	1.14	9.737	551	79.52
10.000 - 10.499	6	3,264,416	0.45	10.148	520	72.36
10.500 - 10.999	2	847,130	0.12	10.846	507	69.96
11.000 - 11.499	1	223,778	0.03	11.400	515	70.89
12.000 - 12.499	1	464,369	0.06	12.250	506	65.00
Total:	1,689	725,076,418	100.00	7.184	640	80.85

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1	547,895	0.08	7.650	688	90.00
1.500	41	11,480,433	1.58	7.309	625	83.41
2.000	918	478,675,534	66.02	7.421	630	80.96
3.000	725	232,932,556	32.13	6.692	660	80.52
5.000	4	1,440,000	0.20	6.692	686	76.11
Total:	1,689	725,076,418	100.00	7.184	640	80.85

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	730	234,920,451	32.40	6.694	660	80.52
1.500	959	490,155,967	67.60	7.419	630	81.02
Total:	1,689	725,076,418	100.00	7.184	640	80.85

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	32	9,992,552	1.38	7.187	643	80.62
6.000 - 6.499	1,531	677,987,078	93.51	7.182	639	80.87
6.500 - 6.999	1	397,310	0.05	7.375	609	80.00
7.000 - 7.499	125	36,699,478	5.06	7.215	649	80.60
Total:	1,689	725,076,418	100.00	7.184	640	80.85

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	681	215,979,129	25.31	7.899	640	83.75
6	3	467,301	0.05	7.468	640	89.76
12	230	81,137,999	9.51	7.645	637	81.82
24	1,624	465,148,539	54.51	7.425	643	83.05
30	1	523,260	0.06	6.990	639	80.77
36	294	88,796,713	10.41	6.950	651	80.67
60	4	1,231,319	0.14	6.205	643	81.68
Total:	2,837	853,284,260	100.00	7.514	643	82.86

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Daniel Murray	212-250-0864

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978